Exhibit 10.01

YPF Energía Eléctrica S.A.

as the Company,

and

The Bank of New York Mellon,

as Trustee, Co-Registrar,

Principal Paying Agent and Transfer Agent,

and

Banco Santander Argentina S.A.,

as Registrar, Paying Agent, Transfer Agent and

Representative of the Trustee in Argentina

INDENTURE

Dated as of October 16, 2024

7.875% Senior Notes due 2032

i

EXHIBITS

A	Form of Global Note
B	Form of Certificated Note
C	Form of Certificate for Exchange or Transfer from Rule 144A Global Note to Regulation S Global Note during the Distribution Compliance Period
D	Form of Certificate for Exchange or Transfer from Rule 144A Global Note to Regulation S Global Note after the Distribution Compliance Period
E	Form of Certificate for Exchange or Transfer from Regulation S Global Note to Rule 144A Global Note

THIS INDENTURE, dated as of October 16, 2024, is entered into by and among YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”, and together with any other paying agents appointed by the Company in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), and Banco Santander Argentina S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

W I T N E S S E T H :

WHEREAS, the Company was incorporated as a sociedad anónima under the laws of Argentina on July 5, 2013, and registered with the Public Registry of Commerce of the City of Buenos Aires on August 26, 2013, under No. 16,440, Book No. 65, Volume - of “Sociedades por Acciones,” is domiciled in Argentina, has a term of duration of 99 years and its registered offices are located at Macacha Güemes N° 515, 3rd Floor (C1106BKK), Autonomous City of Buenos Aires, Argentina;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for, among other things, the establishment of the terms of authentication, delivery and administration of the Company’s 7.875% Senior Notes due 2032 (the “Notes”);

WHEREAS, the Notes will be issued as “Series XVIII Notes” under the Frequent Issuer Regime No. 16 approved by the Comisión Nacional de Valores (“CNV”) through the Disposition DI-2022-13-APN-GE#CNV dated May 5, 2022, Disposition DI-2023-26-APN-GE#CNV dated May 30, 2023, Disposition DI-2024-28-APN-GE#CNV dated May 2, 2024 and Disposition No. DI-2024-74-APN-GE#CNV dated September 26, 2024 (the “Series XVIII Notes Approvals”), pursuant to the Shareholders’ resolution dated April 28, 2021, and resolutions of the Board of Directors of the Company dated July 13, 2021, March 5, 2024, September 4, 2024 (as complemented Subdelegate Meeting held on September 23, 2024 and the Subdelegate Meeting held on September 30, 2024) and September 23, 2024 (as complemented by the Subdelegate Meeting held on October 4, 2024 and the Subdelegate Meeting held on October 9, 2024 approving the final terms of the Notes);

WHEREAS, pursuant to the resolution of the Board of Directors of the Company dated September 23, 2024, the Company has duly authorized the execution and delivery of this Indenture and the issuance of up to US$420,000,000 aggregate principal amount of the Company’s Notes under the Frequent Issuer Regime;

WHEREAS, the purpose of the Company is to engage on its own account, on behalf of third parties or associated with third parties in the following activities: (i) study, exploration and exploitation of liquid and/or gaseous hydrocarbons, industrialization, transportation and commercialization of such products and their derivatives; and (ii) generation, transportation, distribution and commercialization of electric energy from all conventional and renewable primary production sources and any other source that may be developed in the future. Its main activity consists of the generation and commercialization of electric energy;

WHEREAS, the Company’s (i) capital stock as of June 30, 2024 was Ps. 3,747,070,355 represented by 2,810,302,991 class A common shares, with the right to 1 vote per share and a par value of US$1 each and 936,767,364 class B common shares, with the right to 1 vote per share and a par value of US$1 each; and (ii) net worth as of June 30, 2024 was approximately Ps. 1,077,725,520,000;

WHEREAS, as of the date hereof, (i) has a total aggregate principal amount of debt securities outstanding in an amount of Ps. 799,733,520,683.09 (calculated using the exchange rate of U.S.$1 equivalent to Ps. 918,17), and (ii) the Company has no secured or privileged indebtedness;

WHEREAS, the Notes will qualify as unsecured “obligaciones negociables simples no convertibles en acciones” under Argentine Law No. 23,576, as amended including, without limitation, by the Productive Financing Law No. 27,440, as amended (the “Negotiable Obligations Law”), the Argentine Capital Markets Law (as defined herein), the rules issued by the CNV pursuant to General Resolution No. 622/2013 (as amended and supplemented) Decree No. 471/2018, and any other applicable law and/or regulation, and will be entitled to the benefits set forth therein and subject to the procedural requirements thereof;

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

WHEREAS, each of the Agents (as defined below) has agreed to act as Agent under this Indenture on the following terms and conditions.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders (as defined below) thereof, the Company, the Trustee and the Agents mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

ARTICLE I

GENERAL

SECTION 1.1. Definitions. The following terms (except as otherwise expressly provided) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. References to the schedules and exhibits shall be construed to refer to the schedules and exhibits to this Indenture. The words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

“Acceptable Commitment” has the meaning set forth in Section 3.7(a).

“Acquired Indebtedness” means Indebtedness of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary. Acquired Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth in Section 2.7(a). “Additional Assets” means:

(a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary engaged in a Related Business; and

(b) the Capital Stock of a Person engaged in a Related Business that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

“Additional Notes” has the meaning set forth in Section 2.1(f).

“Adjusted EBITDA” means, for any period, Consolidated Net Income, increased (without duplication) by the followings items to the extent deducted in calculating Consolidated Net Income:

(a)	financial expense, net, plus

(b)	consolidated income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses, plus

(c)	consolidated depreciation and amortization expense; plus

(d)	impairment charges; plus

(e)

other non-cash charges reducing Consolidated Net Income, including write-offs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period); less

(f)

non-cash items increasing Consolidated Net Income (excluding any such items which represent the recognition of deferred revenue, the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Adjusted EBITDA in any prior period, and any such items for which cash was received in a prior period that did not increase Adjusted EBITDA in any prior period);

in each case to be determined in accordance with IFRS and as set forth in the most recent consolidated financial statements of the Company delivered to the Trustee pursuant to Section 3.9(b).

In the event that the Company presents its consolidated financial statements in Argentine pesos, for purposes of the calculation of Adjusted EBITDA in U.S. dollars, amounts in Argentine pesos will be converted to U.S. dollars at the exchange rate of the date of each transaction (or, for convenience purposes, when exchange rates do not vary significantly, at the average exchange rate for each applicable month) based on the average of the buyer’s and seller’s exchange rate for wire transfers (divisas) published by the Banco de la Nación Argentina.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” or “Agents” has the meaning set forth in Section 1.2(a).

“Argentina” means the Republic of Argentina, including any province or other political subdivision, instrumentality or authority thereof.

“Argentine Capital Markets Law” means the Argentine Law No. 26,831, as amended.

“Argentine General Companies Law” means the Argentine Law No. 19,550, as amended (Ley de General de Sociedades).

“Argentine Taxes” has the meaning set forth in Section 2.7(a).

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(a) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(b) the disposition by the Company or any Restricted Subsidiary of cash or Cash Equivalents;

(c) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) inventory and other assets held for sale in the ordinary course of business, (ii) damaged, worn out or obsolete assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries, (iii) rights granted to others pursuant to leases or licenses or (iv) any property, rights or assets upon expiration in accordance with the terms of any concession or power purchase agreement;

(d) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise, settlement or collection thereof;

(e) a transaction covered under Article VIII;

(f) a Restricted Payment permitted under Section 3.6;

(g) the issuance of Disqualified Stock or Preferred Stock pursuant to Section 3.5;

(h) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims;

(i) the creation of a Permitted Lien; and

(j) any disposition in a transaction or series of related transactions of assets with a fair market value of less than the greater of (i) U.S.$50 million (or the equivalent in other currencies) or (ii) 2.0% of Consolidated Total Assets.

“Asset Sale Offer” has the meaning set forth in Section 3.7(a)(iv).

“Asset Sale Payment” has the meaning set forth in Section 3.7(a)(iv)(B).

“Asset Sale Payment Date” has the meaning set forth in Section 3.7(b).

“Authorized Officer” has the meaning set forth in Section 12.4(h).

“Authorized Person” means (i) in the case of the execution of any Note on behalf of the Company, a member of the Board of Directors and a member of the Supervisory Committee of the Company, and (ii) in the case of any other action to be taken by or on behalf of the Company pursuant hereto, any officer of the Company duly authorized in writing to take actions under this Indenture on behalf of the Company and notified to the Trustee in writing.

“Average Life” means, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (ii) the amount of such principal payment by (b) the sum of all such principal payments.

“Bankruptcy Law” has the meaning set forth in Section 4.1(h).

“Board of Directors” means the Board of Directors (Directorio) of the Company or any committee of the Board of Directors of the Company, or officers of the Company, duly authorized to act for it in respect hereof.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary, Assistant Secretary, a director or a manager of the Company, and remains in full force and effect as of the date of its certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, New York or the City of Buenos Aires, Argentina.

“BYMA” means Bolsas y Mercados Argentinos S.A.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with IFRS, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether now outstanding or hereafter issued, including any preferred stock.

“Cash Equivalents” means:

(a) U.S. dollars, Argentine pesos or money in other currencies received in the ordinary course of business;

(b) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations or (ii) marketable general obligations issued or unconditionally guaranteed by Argentina or the Argentine Central Bank (Banco Central de la República Argentina);

(c) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of (A) Argentina or any political subdivision thereof having one of the four highest international or local ratings obtainable by S&P, Moody’s or Fitch or such similar equivalent rating by at least one “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act or (B) the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated “A-2” or higher by S&P, or “P-2” or higher by Moody’s (or such equivalent rating by at least one nationally recognized statistical rating organization registered under Section 15E of the Exchange Act);

(d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) (i) commercial paper rated at least “P-1” by Moody’s or “A-1” by S&P; and (ii) commercial paper of an Argentine issuer the long-term unsecured debt obligations of which are rated the highest rating of an Argentine issuer;

(f) corporate bonds and publicly traded promissory notes of an Argentine issuer having one of the four highest international or local ratings obtainable by S&P, Moody’s or Fitch or such similar equivalent rating by at least one “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, and maturing within three years after the date of acquisition;

(g) fondos comunes de inversión (Argentine funds focused primarily on in-country cash management investments) that have a local rating of at least “A-bf.ar” by Moody’s or the equivalent by Fitch or S&P (or their respective Affiliates in Argentina, including without limitation, Fix Scr S.A.);

(h) substantially similar investments, of comparable credit quality, denominated in U.S. dollars, euros, or in the currency of any jurisdiction in which the Company or its Subsidiaries conducts business; or

(i) money market funds at least 65% of the assets of which consist of investments of the type described in clauses (a) through (h) above.

“Certificated Note” means a Note issued in certificated, non-global form, substantially in the form of Exhibit B hereto.

“Change of Control” means the occurrence of an event or series of events that results in a Person, other than YPF or GE Vernova or their respective Affiliates, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Capital Stock of the Company.

“Change of Control Offer” has the meaning set forth in Section 3.16(a).

“Change of Control Payment” has the meaning set forth in Section 3.16(a).

“Change of Control Payment Date” has the meaning set forth in Section 3.16(b)(ii).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“CNV” has the meaning set forth in the third recital to this Indenture.

“CNV rules” means the general Resolution No. 622/2013 of the CNV, as amended and complemented.

“Co-Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto in accordance with this Indenture.

“Code” has the meaning set forth in Section 2.7(b).

“Company” means YPF Energía Eléctrica S.A., its successors and assigns in accordance with this Indenture.

“Company Order” means a written statement, request or order of the Company signed in its name by any one Authorized Person of the Company, and delivered to the Trustee.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense in accordance with IFRS of the Company and its Restricted Subsidiaries in respect of Indebtedness, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by the Company or its Restricted Subsidiaries in respect of Indebtedness, without duplication:

(a) interest expense attributable to Capital Lease or Sale and Leaseback Transactions;

(b) amortization of debt discount and debt issuance costs;

(c) capitalized interest;

(d) non-cash interest expense;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net cash costs associated with Hedging Agreements related to Indebtedness; and

(g) any of the above expenses with respect to Indebtedness of another Person Guaranteed by the Company or any of its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with IFRS.

In the event that the Company presents its consolidated financial statements in Argentine pesos, for purposes of the calculation of Consolidated Interest Expense in U.S. dollars, amounts in Argentine pesos will be converted to U.S. dollars at the exchange rate of the date of each transaction (or, for convenience purposes, when exchange rates do not vary significantly, at the average exchange rate for each applicable month) based on the average of the buyer’s and seller’s exchange rate for wire transfers (divisas) published by the Banco de la Nación Argentina.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with IFRS; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(a) the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Company or another Restricted Subsidiary at the date of determination without any government approval (that has not been obtained) or by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such distribution;

(b) the net income (or loss) of any Person that is not the Company or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries by such Person during such period or to the extent that a loss was funded with cash or other contributions from the Company or a Restricted Subsidiary;

(c) any net after-tax gains or losses attributable to Asset Sales;

(d) any net after-tax extraordinary gains or losses; and

(e) the cumulative effect of a change in accounting principles.

“Consolidated Total Assets” means, at any time, the total assets appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries determined in accordance with IFRS.

“Corporate Trust Office” means, in the case of the Trustee, the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is located on the date hereof at 240 Greenwich Street, Floor 7 East New York, NY 10286 Attention: Corporate Trust Administration, or such other location as the Trustee may advise the Company in writing.

“Covenant Suspension Event” has the meaning set forth in Section 3.17(a). “Dealer” means any dealer, underwriter, selling or placement agent or similar entity named in any program, underwriting, subscription, distribution, syndicated trade or similar agreement executed in connection with any issuance and sale of Notes. Unless the context otherwise requires, the term “Dealer” shall be deemed to include any purchaser of a Note which is not otherwise a Dealer and purchases such Note directly from the Company.

“Deeply Subordinated Indebtedness” means any Subordinated Indebtedness of the Company which is (a) subordinated in right of payment to the Notes, pursuant to a written agreement to that effect, (b)(i) does not mature or require any amortization, redemption or other repayment of principal (other than through conversion or exchange of such Indebtedness into

Qualified Stock of the Company or any Indebtedness meeting the requirements of this definition), (ii) does not require payment of any cash interest or any similar cash amounts, (iii) contains no change of control or similar provisions and (iv) does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment of the Company (other than as a result of insolvency proceedings of the Company), in each case, prior to the 90th day following the Stated Maturity of the Notes and all other amounts due under this Indenture, (c) does not provide for or require any security interest or encumbrance over any asset of the Company or any Restricted Subsidiary, and (d) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Company with its obligations under the Notes and this Indenture.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defeasance Trustee” has the meaning set forth in Section 11.4(a).

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(a) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(b) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Indebtedness.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Distribution Compliance Period” means, with respect to any Note sold pursuant to Regulation S, the period of 40 days after the completion of the distribution of all Notes, as notified to the Trustee in writing by the Company.

“DTC” means The Depository Trust Company (or its successors). “Electronic Means” has the meaning set forth in Section 12.4(h).

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

“Equity Offering” means an offering or placement for cash, after the Issue Date, of Qualified Stock of the Company or of any direct or indirect parent of the Company (to the extent the proceeds thereof are contributed to the Capital Stock of the Company in the form of Qualified Stock).

“Event of Default” has the meaning set forth in Section 4.1.

“Excess Proceeds” has the meaning set forth in Section 3.7(a)(iv).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“First Call Date” means October 16, 2027.

“fiscal year” means the accounting year of the Company commencing each year on January 1 and ending on the following December 31.

“Fitch” means Fitch Ratings Inc. and its successors.

“GE Vernova” means GE Vernova Inc. or any successor thereto.

“Global Note” or “Global Notes” means a fully registered, definitive note in global form, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, substantially in the form of Exhibit A hereto, which is exchangeable for a Certificated Note only in the limited circumstances described herein.

“Government Agency” means any public legal entity or public agency, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(a) to purchase or pay, (or advance or supply funds for the purchase or payment of), such Indebtedness of such other Person, (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

(b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (a) any interest rate swap agreement, interest rate cap agreement or other agreement, (b) any foreign exchange forward contract, currency swap agreement or other agreement or (c) commodity futures agreements or other similar agreement.

“Holder,” “Holder of Notes,” or other similar terms mean, with respect to any Note, the Person in whose name at the time such Note is registered in the Register.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board as in effect from time to time. For the avoidance of doubt, all financial information of the Company calculated under this Indenture shall be prepared on the basis of its consolidated financial statements in accordance with IFRS.

“Incur” means, with respect to any Indebtedness or Capital Stock, to incur, create, issue, assume or Guarantee such Indebtedness or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Indebtedness and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 3.5. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Indebtedness. The term “Incurrence” used as a noun has a corresponding meaning.

“Indebtedness”

(a) means, with respect to any Person, without duplication:

(i) all indebtedness of such Person for borrowed money;

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances or other similar instruments issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 90 days;

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under IFRS, excluding trade payables arising in the ordinary course of business;

(v) all obligations of such Person as lessee under Capital Leases;

(vi) all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed;

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(viii) all obligations of such Person under Hedging Agreements; and

(ix) all Disqualified Stock (the amount of Indebtedness therefrom deemed to equal any involuntary liquidation preference plus accrued and unpaid dividends).

(b) The amount of Indebtedness of any Person will be deemed to be:

(i) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that, with respect to Indebtedness consisting of performance, bid, surety, appeal or similar bonds (including, for the avoidance of doubt, seguros de caución) or completion guarantees, only when, and to the extent, such amounts constitute reimbursement obligations of such Person;

(ii) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness;

(iii) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(iv) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(v) otherwise, the outstanding principal amount thereof.

“Indenture” means this Indenture or, if amended or supplemented as herein provided, as so amended or supplemented or both.

“Initial Notes” means the US$420,000,000 aggregate principal amount of Notes issued on the Issue Date.

“Interest Coverage Ratio” means, on any date (the “transaction date”), the ratio for the Company of:

(a) the aggregate amount of Adjusted EBITDA for the four fiscal quarters immediately prior to the determination date for which internal financial statements are available (the “Reference Period”) to

(b) the aggregate Consolidated Interest Expense during such Reference Period. In making the foregoing calculation,

(i) pro forma effect will be given to any Indebtedness, Disqualified Stock or Preferred Stock Incurred during or after the Reference Period to the extent the Indebtedness, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Indebtedness, Disqualified Stock or Preferred Stock had been Incurred on the first day of the Reference Period;

(ii) pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Indebtedness if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire Reference Period;

(iii) Consolidated Interest Expense related to any Indebtedness, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, repurchased or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the Reference Period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded; and

(iv) pro forma effect will be given to:

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the Reference Period by a Person that became a Restricted Subsidiary after the beginning of the Reference Period, and

(C) the discontinuation of any discontinued operations,

in each case, that have occurred since the beginning of the Reference Period as if such events had occurred on the first day of the Reference Period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Instructions” has the meaning set forth in Section 12.4(h).

“Interest Payment Date” means April 16 and October 16 of each year, commencing on April 16, 2025.

“Investment” means:

(a) any direct or indirect advance, loan or other extension of credit to another Person;

(b) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(c) any purchase or acquisition of Equity Interests, bonds, notes or other Indebtedness, or other similar instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(d) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (i) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (ii) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and its Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and Fitch, in each case, with a stable or better outlook.

“Issue Date” means October 16, 2024.

“Lien” means any mortgage, pledge, encumbrance, security interest, charge or other encumbrance or preferential arrangement having the effect of constituting a security interest, including, without limitation, the equivalent created or arising under the laws of any country where the Company or any of its Subsidiaries own property.

“MAE” means the Mercado Abierto Electrónico S.A.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Negotiable Obligations Law” has the meaning set forth in the eighth recital to this Indenture.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(a) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(b) provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries;

(c) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Indebtedness outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(d) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Leverage Ratio”

(a) means, on any date (the “transaction date”), the ratio of:

(i) the aggregate amount of consolidated Indebtedness, net of cash and Cash Equivalents of the Company and its Restricted Subsidiaries (“Net Indebtedness”) to

(ii) the aggregate amount of Adjusted EBITDA for the Reference Period prior to the transaction date.

(b) In making the foregoing calculation:

(i) any Indebtedness, Disqualified Stock or Preferred Stock Incurred after the date of the consolidated balance sheet used to determine Indebtedness that remains outstanding on the transaction date, or any Indebtedness, Disqualified Stock or Preferred Stock that is to be Incurred on the transaction date, will be included as if Incurred at the beginning of such Reference Period and outstanding on the date of such consolidated balance sheet;

(ii) any Indebtedness, Disqualified Stock or Preferred Stock no longer outstanding, or to be repaid, repurchased or redeemed, retired, defeased or otherwise discharged on the transaction date will be excluded; and

(iii) pro forma effect will be given to:

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of such Reference Period by a Person that became a Restricted Subsidiary after the beginning of such Reference Period, and

(C) the discontinuation of any discontinued operations,

in each case, that have occurred since the beginning of such Reference Period as if such events had occurred on the first day of such Reference Period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

In the event that the Company presents its consolidated financial statements in Argentine pesos, for purposes of the calculation of Net Indebtedness in U.S. dollars, amounts in Argentine pesos as of the most recent relevant balance sheet date will be converted to U.S. dollars based on the average of the buyer’s and seller’s exchange rate for wire transfers (divisas) published by the Banco de la Nación Argentina.

“Non-Recourse Indebtedness” means Indebtedness as to which neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

“Note” or “Notes” has the meaning set forth in the second recital to this Indenture and includes the Initial Notes and any Additional Notes.

“Offering Memorandum” means the final offering memorandum dated October 9, 2024, prepared by the Company in connection with the Initial Notes.

“Officer’s Certificate” means a certificate signed by one Authorized Person of the Company, being either the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer, an assistant treasurer or an assistant secretary of the Company.

“Opinion of Counsel” means an opinion in writing in English signed by legal counsel, who, unless otherwise indicated, may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used with reference to Notes, subject to the provisions of Section 6.4, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes or portions thereof that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest, Additional Amounts or other amount thereon shall have been there for deposited with the Trustee; provided that if such Notes are to be redeemed, irrevocable notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; or

(c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to Section 2.9.

“Paying Agent” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto in accordance with this Indenture.

“Permitted Indebtedness” has the meaning set forth in Section 3.5(b).

“Permitted Investments” means:

(a) any Investment in the Company or in a Restricted Subsidiary, directly or indirectly engaged in a Related Business;

(b) any Investment in Cash Equivalents;

(c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

a.	such Person becomes a Restricted Subsidiary engaged in a Related Business; or

b.

such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary engaged in a Related Business;

(d) any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments (but not any such extension, modification or renewal to the extent it involves additional advances, contributions or other investments of cash or property, other than reasonable expenses incidental to the structuring, negotiation and consummation of such extension, modification or renewal);

(e) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 3.7 or a disposition of assets not constituting an Asset Sale;

(f) Hedging Agreements otherwise permitted under this Indenture;

(g) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(h) Guarantees issued in accordance with Section 3.5;

(i) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of U.S.$10.0 million (or the equivalent in other currencies) outstanding at any time;

(j) Investments in any Project Finance Subsidiary (to the extent an Unrestricted Subsidiary) having an aggregate fair market value (taken together with all other Investments made pursuant to this clause (j) that are, at the time outstanding) not to exceed the greater of (A) U.S.$150 million (or the equivalent in other currencies) or (B) 6.0% of Consolidated Total Assets, at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(k) prepayments and other credits to suppliers made in the ordinary course of business; and

(l) in addition to Investments listed above, other Investments not to exceed 10.0% of Consolidated Total Assets.

“Permitted Lien” has the meaning set forth in Section 3.4.

“Permitted Receivables Financing” means any receivables financing facility or arrangement entered into by the Company or a Restricted Subsidiary; provided that the aggregate consideration received in any such financing is at least equal to the fair market value of the receivables and related assets sold, less customary discounts, reserves or amounts reflecting the implicit interest rate.

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Principal Paying Agent” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto in accordance with this Indenture.

“Process Agent” has the meaning set forth in Section 12.6(d).

“Project Finance Subsidiary” means, with respect to any Project Financing, a Subsidiary that is the primary obligor in respect of such Project Financing.

“Project Financing” means Indebtedness or a Sale and Leaseback Transaction involving property of a Subsidiary the proceeds of which are applied to fund new acquisition, development or expansion by, or upgrades of the property of, such Subsidiary that is secured by the property or Capital Stock of such Subsidiary.

“Productive Financing Law” means the Argentine Law No. 27,440, as amended (Ley de Financiamiento Productivo).

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Institutional Buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agency” means each of S&P, Moody’s and Fitch.

“Rating Downgrade Event” means that at any time within 60 days (which period will be extended for so long as the rating of the Notes is under publicly announced consideration by any of the Rating Agencies then rating the Notes for possible downgrade due to a Change of Control, such extended period ending on such later day that the relevant Rating Agency announces its decision) after the earlier of (a) the date of public announcement of a Change of Control and

(b) the date of delivery of written notice by the Company to the Rating Agencies then rating the Notes of its intention to effect a Change of Control, a downgrade of the Notes by (i) if three Rating Agencies are making ratings of the Notes publicly available, at least two of the Rating Agencies or (ii) if two or fewer Rating Agencies are making ratings of the Notes publicly available, then any one of the Rating Agencies, in each case, in whole or in part as a result of such Change of Control.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, repay, redeem, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture so long as:

(a) the aggregate principal amount of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount of the Indebtedness to be Refinanced (plus accrued and unpaid interest premiums, fees and expenses related to such Refinancing); or

(b) (i) such new Indebtedness does not have a Stated Maturity that is prior to (A) the Stated Maturity of the Indebtedness to be Refinanced, or (B) the Stated Maturity of the Notes and (ii) the Average Life of the new Indebtedness is equal to or greater than the remaining Average Life of the Indebtedness to be Refinanced;

(c) if the Indebtedness being Refinanced is:

(i) Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company;

(ii) Subordinated Indebtedness, then the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, will be expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes.

“Related Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto (including, without limitation, any business in or related to the energy sector).

“Register” has the meaning set forth in Section 2.8(a).

“Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto in accordance with this Indenture.

“Regular Record Date” means, for the interest payable on any Interest Payment Date, the April 1 or October 1 immediately preceding such Interest Payment Date (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note initially sold in reliance on Regulation S and bearing the applicable Restrictive Legend.

“Representative of the Trustee in Argentina” has the meaning set forth in the preamble to this Indenture any successors and assigns thereto in accordance with this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning set forth in Section 3.6(a).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restrictive Legend” has the meaning set forth in Section 2.8(g).

“Reversion Date” has the meaning set forth under Section 3.17(b).

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” means a Global Note initially sold in the United States in reliance on Rule 144A, and bearing the applicable Restrictive Legend.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” means the U.S. Securities and Exchange Commission.

“Series XVIII Notes Approvals” has the meaning set forth in the third recital of this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any relevant time, any of the Company’s Restricted Subsidiaries which is a “significant subsidiary” of the Company within the meaning of Rule 1 -02 under Regulation S-X promulgated by the SEC, as in effect on the date of the Offering Memorandum.

“Stated Maturity” means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary which is subordinated in right of payment to the Notes, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Successor Person” has the meaning set forth in Section 8.1(a).

“Supervisory Committee” means the Comisión Fiscalizadora of the Company.

“Suspended Covenants” has the meaning set forth in Section 3.17(a).

“Suspension Period” has the meaning set forth in Section 3.17(c).

“Transfer Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto in accordance with this Indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third New York Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third New York Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second New York Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to calculate or verify the calculation of any redemption price or any component thereof.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the SEC thereunder.

“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture and, subject to the provisions of Article V, shall also include any successor trustee.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 3.8. As of the Issue Date, Luz del León S.A. shall be an Unrestricted Subsidiary.

“U.S.$,” “US$” and “U.S. dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

“U.S. Government Obligations” means obligations issued, or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“YPF” means YPF S.A.

SECTION 1.2. Agents.

(a) Each Registrar, Co-Registrar, Transfer Agent, Paying Agent and any other agent appointed by the Company with respect to the Notes (collectively, the “Agents” and individually, an “Agent”) appointed by the Company shall act as its agent in relation to the Notes for the purposes specified in this Indenture and in the terms of the Notes applicable thereto and all matters incidental thereto. Each of the Agents shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and such Agent may hereafter agree in writing. By execution of this Indenture, each of the Agents party hereto accepts its appointment as agent of the Company in relation to the Notes and shall comply with the provisions of this Indenture and the Notes applicable thereto.

(b) Subject to Section 3.2, the Company may terminate the appointment of any Agent at any time and from time to time upon giving at least 30 days written notice to such Agent and to the Trustee. Each Agent may at any time resign by giving no less than 60 days written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective. In the event that the Company fails to appoint a new Agent to succeed the resigning Agent within 60 days after receiving notice of such resignation, the resigning Agent shall have the power to appoint a successor Agent.

(c) In acting under this Indenture and in connection with the Notes, the Agents are each acting solely as an agent of the Company and do not assume any responsibility for the correctness of the recitals in the Notes or this Indenture, or the offering materials related thereto or any obligation or relationship of agency for or with any of the Holders of the Notes.

(d) Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.

(e) Each of the Agents may become the owner of, or acquire any interest in, any Notes, with the same rights that it would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with the Company.

(f) No Agent shall be liable for any action taken or omitted by it without negligence or willful misconduct.

(g) Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and such Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(h) The Company covenants and agrees to pay to each Agent from time to time, and each Agent shall be entitled to, such compensation as shall be agreed upon in writing by the Company and such Agent for all services rendered by it hereunder. The Company covenants and agrees promptly to pay all such compensation and to reimburse each of the Agents for reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes or other charges.

(i) None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(j) The duties and obligations of each Agent with respect to the Notes and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent. The duties and obligations of each Agent are several and not joint.

ARTICLE II

NOTES

SECTION 2.1. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A or Exhibit B hereto. The terms and provisions contained in the form of the Notes annexed as Exhibit A and Exhibit B constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject.

(b) The aggregate principal amount of Initial Notes that shall be authenticated and delivered under this Indenture on the Issue Date is US$420,000,000.

(c) Notes offered and sold in reliance on Regulation S will be initially issued in the form of Regulation S Global Notes. Notes offered and sole in reliance on Rule 144A will be initially issued in the form of Rule 144A Global Notes.

(d) The Certificated Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Authorized Persons executing such Notes as evidenced by their execution of such Notes.

(e) The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

(f) The Company may, without notice to or the consent of the Holders of the Notes, issue additional Notes (“Additional Notes”) under this Indenture having the same terms and conditions in all respects as the Initial Notes, except for the issue date, the issue price and, if applicable, the initial Interest Payment Date; provided that (i) no Default or Event of Default shall have occurred and then be continuing or shall occur as a result of such additional issuance, (ii) such Additional Notes shall rank pari passu and have equivalent terms and benefits as the Outstanding Notes and (iii) any issuance of Additional Notes will be subject to Article III of this Indenture, including Section 3.5; provided, further, that Additional Notes may not bear the same CUSIP number, ISIN number or other identifying number as the Initial Notes, unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Any Additional Notes will constitute a single class with the previously Outstanding Notes for all purposes under this Indenture, and will vote together as one class on all matters with respect to the previously Outstanding Notes.

(g) Neither the Trustee nor any Agent shall be liable or responsible for determining if the aggregate principal amount of Notes issued under this Indenture (together with any other securities issued pursuant to the Series XVIII Notes Approvals under the Frequent Issuer Regime) exceed the maximum amount of securities issuable pursuant to the Series XVIII Notes Approvals under Frequent Issuer Regime. The Company’s delivery of Notes to the Trustee for authentication pursuant to Section 2.2 shall constitute a representation and warranty by the Company that the issuance and authentication of such Notes shall not cause the maximum aggregate principal amount of outstanding securities allowed under the Series XVIII Notes Approvals under the Frequent Issuer Regime to be exceeded.

SECTION 2.2. Execution and Authentication.

(a) The Notes shall be executed on behalf of the Company by each of (i) a member of its Board of Directors and (ii) a member of its Supervisory Committee. Such signatures, in accordance with applicable laws and regulations, shall be the manual or facsimile signatures of such Authorized Persons. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

(b) If any Authorized Person who has signed any of the Notes ceases to be such Authorized Person before the Note so signed is authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such Authorized Person; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, are proper Authorized Persons, although at the date of the execution and delivery of this Indenture any such Person was not such an Authorized Person.

(c) A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent, upon Company Order, signs the certificate of authentication on the Note by manual, facsimile or electronic signature, with the signature constituting conclusive evidence that the Note has been authenticated under this Indenture.

(d) On the Issue Date, the Trustee shall authenticate and make available for delivery the Initial Notes upon Company Order. In addition, at any time and from time to time, the Trustee shall, upon receipt of a Company Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Company Order for such Additional Notes issued hereunder. A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

SECTION 2.3. Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially as set forth in the forms of Notes in Exhibit A and Exhibit B hereto, executed by the Trustee by the manual, facsimile or electronic signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Note to the Trustee for cancellation together with a written statement of an Authorized Person (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.4. Global Notes. Global Notes shall be subject to the following terms:

(a) Interests in a Global Note shall be exchanged for Certificated Notes only if such exchange complies with Section 2.8 hereof and (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary so registered is not appointed by the Company within 90 days of such notice, (ii) the Company in its sole discretion notifies the Trustee in writing that Certificated Notes shall be delivered in exchange for such Global Note with respect to the Notes represented by such Global Note, or (iii) an Event of Default has occurred and is continuing with respect to the Notes represented by such Global Note and the Holders have made a request for such exchange.

(b) If interests in any Global Note in whole or, from time to time, in part, are to be exchanged for Notes in the form of Certificated Notes pursuant to Section 2.8, such Global Note shall be surrendered by DTC to the Trustee to be so exchanged, without charge, and the Trustee shall authenticate and deliver, upon Company Order, in connection with such exchange of interests in such Global Note, an equal aggregate principal amount of Certificated Notes. The Certificated Notes exchanged pursuant to this Section 2.4 shall be registered by the Co-Registrar in such names as DTC shall direct in writing in accordance with its records. Any Certificated Note delivered in exchange for any interest in any Rule 144A Global Note or Regulation S Global Note shall, except as provided by Section 2.8, bear the applicable Restrictive Legend.

(c) Until exchanged in full, a Global Note shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.

(d) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

SECTION 2.5. Denomination and Date. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of US$1,000 in principal amount and any multiple of US$1,000 in excess thereof.

SECTION 2.6. Payments of Principal and Interest.

(a) Interest (and principal and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) shall be paid in immediately available funds to the Person in whose name a Note is registered at the close of business, New York City time, on the Regular Record Date preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase shall be paid to the Person to whom principal will be payable; provided, further, that if and to the extent the Company defaults in the payment of the interest, and Additional Amounts, if any, due on such Interest Payment Date, such defaulted interest, and Additional Amounts, if any, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by the Company by notice given in accordance with Section 12.4 by or on behalf of the Company to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest.

(b) Payments of principal and interest on the Global Notes will be made to DTC, or its nominee, as registered Holder thereof. None of the Company, the Trustee or any Agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee, or Euroclear Bank S.A./N.V. or Clearstream Banking, Societé Anonyme.

(c) If any date for a payment of principal or interest or redemption is not a Business Day, the Company will make the payment on the next Business Day. No interest on the Notes will accrue as a result of this delay in payment.

(d) In the case of amounts not paid by the Company under the Notes (after giving effect to any applicable grace period therefor), interest will continue to accrue on such amounts (except as provided below) at a rate per annum equal to 1.0% in excess of the interest rate then accruing on the Notes, from and including the date when such amounts were due (after giving effect to any applicable grace period therefor), and through but excluding the date of payment by the Company.

SECTION 2.7. Additional Amounts.

(a) All payments in respect of the Notes, including, without limitation, payments of principal and interest, will be made by the Company without withholding or deduction for or on account of any present or future taxes, duties, levies, or other governmental charges of whatever nature in effect on the Issue Date or imposed or established thereafter by or on behalf of Argentina or any political subdivision or taxing authority thereof (“Argentine Taxes”), unless the Company is compelled by law to deduct or withhold such Argentine Taxes. In the event of any such withholding or deduction in respect of Argentine Taxes, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts of principal (and premium, if any) and interest receivable by the Holders of the Notes after any withholding or deduction in respect of such Argentine Taxes shall equal the respective amounts of principal (and premium, if any) and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction, except that no such Additional Amounts will be payable with respect to any withholding or deduction from payments on any Notes to, or to a third party on behalf of, a Holder of the Notes for or on account of: (i) any Argentine Taxes that have been imposed by reason of the Holder or beneficial owner of such Notes being a resident of Argentina or any political subdivision thereof or having some present or future connection with Argentina or any political subdivision thereof other than the mere holding of the Notes or the receipt of principal and interest in respect thereof; (ii) any Argentine Taxes that have been imposed by reason of the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last date of such period of 30 days; (iii) any Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of such Notes to comply with any certification, information, documentation or other reporting requirements if such compliance (A) is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Argentine Taxes, and (B) is not more onerous to the Holder or beneficial owner than comparable certification, information, documentation or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9 or any comparable successor forms); (iv) any estate, inheritance, gift, sales, use, value added, excise, transfer, personal assets or similar tax, assessment or other governmental charge; (v) any Argentine Taxes payable otherwise than by withholding or deduction from payment of principal of, premium, if any, or interest on the Notes; (vi) any Argentine Taxes imposed on or on behalf of a Holder or beneficial owner of a Note by reason of such person being a resident in, or having invested in the Notes with funds from, a “non-cooperative jurisdiction” or a “low-or-no-tax jurisdiction” (as defined under the Argentine Income Tax Law and the regulations issued thereunder, and also including any jurisdiction that is listed as “non-cooperative” or as a “low-or-no-tax jurisdiction” or any similar definition that the Argentine Income Tax Law or the regulations issued thereunder may include from time to time); or (vii) any combination of items (i) to (vi) above.

(b) Furthermore, no Additional Amounts shall be paid with respect to (i) any payment on a Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note or (ii) any taxes, duties, levies or other governmental charges imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version), any current or future regulations issued thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code or any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing. Any reference herein or in the Notes to principal, premium and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this Section 2.7.

(c) In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes, excluding any such taxes and duties imposed by any jurisdiction outside Argentina, except those resulting from, or required to be paid in connection with, the enforcement of such Notes after the occurrence and during the continuance of an Event of Default with respect to the Notes in default. The Company will also pay and indemnify the Holders and the Trustee from and against all court taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders or the Trustee to enforce the Company’s obligations under this Indenture and the Notes.

(d) The Company will provide the Trustee with the official acknowledgement from the relevant taxing authority (or, if such acknowledgement is not available, other reasonable documentation) evidencing any payment of Argentine Taxes in respect of which the Company has paid any Additional Amount. Copies of such documentation will be made available to the Holders upon request therefor.

(e) In the event that the Company pays any personal assets tax in respect of Outstanding Notes, the Company has agreed to waive any right it may have under Argentine law to seek reimbursement from the Holders or direct owners of the Notes of any such amounts paid.

SECTION 2.8. Registration, Transfer and Exchange of Notes.

(a) The Co-Registrar will keep a register (the “Register”) at its office in New York City, for the registration of ownership, exchange and transfer of Notes. In the case of the replacement of any of the Notes, the Register will include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Register will include notations of the Note so cancelled and the date on which such Note was cancelled. The Registrar shall also maintain a register of all registrations of ownership, exchange and transfer of Notes at its office in Buenos Aires, Argentina. The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes. The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar and the Co-Registrar shall at all reasonable times during office hours make the Register available to the Company or any Person authorized by the Company in writing for inspection and for taking copies thereof or extracts therefrom, and at the expense and written direction of the Company, the Registrar and the Co-Registrar shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as the Company may request.

(b) The Registrar shall maintain the Register in written or electronic form in the Spanish language, and the Co-Registrar shall maintain duplicates thereof in the English language.

(c) Subject to Sections 2.8(c)(i) and 2.8(c)(ii) below and to such reasonable and customary regulations as the Company may from time to time prescribe, transfers of any Certificated Note in whole or in part pursuant to this Section 2.8(c) must be made at the relevant office of the Registrar or Co-Registrar or at the office of any other Transfer Agent that may be appointed by the Company, by delivery of such Certificated Note with the form of transfer thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, Co-Registrar or any other Transfer Agent, as the case may be, duly executed by the registered Holder thereof or such registered Holder’s attorney-in-fact duly authorized in writing. In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or Co-Registrar or at the office of any Transfer Agent, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes in the name of such transferee and for the same aggregate principal amount as shall have been transferred. Subject to the minimum denomination requirements, in the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar, Co- Registrar or relevant Transfer Agent, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes registered in the name of the transferor and for the aggregate principal amount that was not transferred. Certificated Notes may also be exchanged for other Certificated Notes in any authorized denominations and of equal aggregate principal amount of Notes, subject to, if any, the minimum denomination requirements. Certificated Notes held by Qualified Institutional Buyers may be exchanged for beneficial interests in a Rule 144A Global Note representing Notes. In exchange for any such Certificated Note, the Trustee will increase the amount of the relevant Rule 144A Global Note by the amount of such Certificated Note and will cause the Registrar or Co-Registrar to make the appropriate entries in the Register indicating a transfer of a beneficial interest to such Qualified Institutional Buyer or to a participant in the relevant clearing system specified by such Qualified Institutional Buyer. Except as specified in this paragraph and Section 2.4, Certificated Notes will not be exchangeable for interests in Global Notes.

(i) In the case that the Company notifies the Trustee in writing that any Certificated Notes are issued in reliance on the exemption from registration afforded by Rule 144A, issued upon transfer or exchange of any such Note (other than in accordance with clause (B) of this Section 2.8(c)(i)) or issued upon exchange of a Rule 144A Global Note pursuant to Section 2.4 hereof, prior to the date which is one-year (or six months if the Company complies with Rule 144(d)(1) of the Securities Act) after the Issue Date of any such Note (or of such Rule 144A Global Note, as the case may be) (provided that the Company or any Affiliate thereof has not acquired such Note during such one year period (or six months if the Company complies with Rule 144(d)(1) of the Securities Act)) or in the case of any other “restricted security” (as defined in Rule 144), the Registrar and Co-Registrar, as Transfer Agents, shall not register the transfer or exchange of such Note unless:

(A) either (1) the registered Holder presenting such Note for transfer, or its attorney-in-fact, shall have advised the Registrar or Co-Registrar in writing that such registered Holder intends to rely or is relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder in making such transfer or (2) the Person presenting such Note for transfer (if other than the registered Holder or its attorney-in-fact), or its attorney-in-fact, shall have advised the Registrar or Co-Registrar in writing that the Person in whose name the Note is to be registered in the Register upon transfer (and each beneficial owner of such Note) is a Qualified Institutional Buyer and that such Person or Persons have been advised that the Note has been sold or transferred to it in reliance upon Rule 144A; or

(B) either (1) the registered Holder presenting such Note for transfer, or its attorney-in-fact, shall have advised the Registrar or Co-Registrar in writing that the registered Holder intends to rely or is relying on the exemption from the registration requirements of the Securities Act provided by Regulation S or (2) the Person presenting such Note for transfer (if other than the registered Holder or its attorney-in-fact), or its attorney-in-fact, shall have advised the Registrar or Co-Registrar in writing that the Note has been sold or transferred to it in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S; or

(C) such Note is to be registered in the Register upon transfer in the name of a Dealer, its nominee or the Company; or

(D) the Person presenting the Note for transfer, or its attorney-in-fact, shall have advised the Trustee in writing that another exemption from the registration requirements of the Securities Act is available, including the exemption provided by Rule 144, which is confirmed in an opinion of counsel, and the Registrar or Co-Registrar has received the written consent of the Company to the registration of such transfer, in which event the Registrar or Co-Registrar shall register such transfer only in accordance with the conditions of such consent.

(ii) In the case that the Company notifies the Trustee in writing that any Certificated Notes are issued in reliance on the exemption from registration afforded by Regulation S, issued upon transfer or exchange of any such Note or issued upon exchange of a Regulation S Global Note pursuant to Section 2.4 hereof, after the termination of the Distribution Compliance Period, the Registrar and Co-Registrar, as Transfer Agents, shall register the transfer or exchange of such Note without requiring any additional certification beyond those required by other provisions of this Indenture.

(iii) For purposes of this Section 2.8(c) any such advice to the Trustee in writing may be in the form of a letter, notice or other written document, including, with respect to Section 2.8(c)(i)(A) through Section 2.8(c)(i)(D), by appropriate notation on the transfer notice set forth on such Note.

(d) None of the Trustee, the Registrar, the Co-Registrar or any Transfer Agent shall register the transfer of or exchange of Certificated Notes for a period of 15 days preceding the due date for any payment of interest on the Note or for a period of 30 days preceding any date established for the payment of principal. None of the Trustee, the Registrar, the Co-Registrar or any Transfer Agent shall register the transfer of or exchange any Notes previously called for redemption or tendered for repurchase.

(e) Global Notes-Book-Entry Provisions. Interests in Global Notes will be transferable in accordance with the rules and procedures from time to time of DTC. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, and DTC or its nominee may be treated by the Company, the Trustee, any Agent or any other agent hereunder as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any other agent hereunder from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. Except as provided in Section 2.8(f), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of DTC and, to the extent relevant, the provisions of Section 2.8(f).

(f) Notwithstanding any provision to the contrary herein, so long as Global Notes remain Outstanding and are held by or on behalf of DTC transfers or exchanges of interests between Global Notes, in whole or in part, shall only be made in accordance with Section 2.8(e):

(i) Transfers From Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee, of (A) written instructions given in accordance with procedures of DTC from a participant, directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, such instructions to contain information regarding the participant’s account with DTC, to be credited with such increase, and information regarding the participant’s account with DTC to be debited with such decrease and (B) a certificate which:

(A) for transfers or exchanges made during the Distribution Compliance Period, is in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to, and in accordance with, Regulation S; or

(B) for transfers or exchanges made after the expiration of the Distribution Compliance Period, is in the form of Exhibit D hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and that such transfer or exchange has been made pursuant to, and in accordance with, Regulation S or that such transfer or exchange has been made in a transaction permitted by Rule 144;

then Transfer Agents shall instruct DTC to reduce the Rule 144A Global Note by the aggregate principal amount of the beneficial interest to be so exchanged or transferred, and the Transfer Agents shall instruct DTC concurrently with such reduction, to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(ii) Transfers From Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of DTC, exchange or transfer such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the Trustee of (A) written instructions given in accordance with procedures of DTC from a participant, directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the participant’s account with DTC to be credited with such increase, and information regarding the participant’s account with DTC to be debited with such decrease, and (B) with respect to an exchange or transfer of an interest in the Regulation S Global Note during the Distribution Compliance Period for an interest in the Rule 144A Global Note, a certificate in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Note reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Transfer Agents shall instruct DTC, to reduce the Regulation S Global Note by the aggregate principal amount of the beneficial interest to be so exchanged or transferred, and the Transfer Agents shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(g) If Notes are issued upon the transfer, exchange or replacement of Notes not bearing the applicable restrictive legend set forth in the form of Note attached hereto as Exhibit A and Exhibit B, as applicable (each, a “Restrictive Legend”), the Notes so issued shall not bear a Restrictive Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing a Restrictive Legend, or if a request is made to remove a Restrictive Legend of a Note, the Notes so issued shall bear a Restrictive Legend as set forth on the applicable form of Note attached hereto, or the Restrictive Legend shall not be removed, as the case may be, unless:

(i) in the case of Certificated Notes issued pursuant to Section 2.8(c)(i), the provisions of clause (B) thereof shall have been satisfied; or

(ii) in any other case there is delivered to the Company and the Trustee such evidence as shall be satisfactory to the Company, which may include an opinion of New York counsel, as may be reasonably required by the Company (at the Holder’s expense) that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply, as the case may be, with the provisions of Rule 144A, Rule 144 or Regulation S or that such Notes are not “restricted securities” within the meaning of Rule 144.

In the case of either clause (i) or (ii), the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Restrictive Legend. If the Restrictive Legend is removed from the face of a Note and such Note is subsequently held by the Company or an Affiliate of the Company and a Responsible Officer of the Trustee subsequently receives written notice from the Company that such Note is a “restricted security” within the meaning of Rule 144, the Restrictive Legend shall be reinstated.

(h) Prior to satisfaction of the applicable requirements in this Section 2.8 for registration of transfer, the Company, the Trustee and each Agent, may deem and treat the registered Holder as appears in the Register of any Note as the absolute owner of such Note, in each case for the purpose of receiving payment of the principal and any interest in respect of such Note and for all other purposes whatsoever.

(i) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.8 without any charge to the Holder of any such Note or Notes, other than any taxes or governmental charges payable on transfers or exchanges.

(j) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among any clearing agencies or any clearing agency’s participant, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k) All the provisions and undertakings set forth above concerning registration of ownership, exchange and transfer of Notes shall be, in fact, exclusively fulfilled by The Bank of New York Mellon, acting as Co-Registrar and Transfer Agent.

(l) In the event that the Registrar is required to carry out any of the obligations related to the registration of ownership, exchange and transfer of Notes, it can delegate such duties on any other entity acting in Argentina with legal capacity to carry them out in compliance with this Indenture and laws and regulations in force in Argentina.

(m) To do so, the Registrar shall promptly notify the Company about that circumstance, in order that the latter appoints the entity it deems appropriate to assume the Registrar’s obligations. All costs related to the delegation of such activities shall be borne by the Registrar.

(n) Once the appointment is made, and such is accepted by the appointed entity, the Registrar shall not be liable for the breach of any of the obligations assumed by the delegate registrar according to this Indenture and shall be indemnified by the Company for and held harmless against, any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred directly or indirectly, without gross negligence or bad faith on their part duly declared by a final decision of a competent court, arising out of or in connection with the performance of the duties assumed by the delegate Registrar under this Indenture.

(o) For the avoidance of doubt, the obligations of the Registrar and Co-Registrar hereunder are several and not joint.

SECTION 2.9. Mutilated, Defaced, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes.

(a) The Company shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(b) The Trustee shall, in accordance with any terms and conditions set forth in the Notes, and upon provision of evidence satisfactory to the Trustee and to the Company that any Note was mutilated, defaced, destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require to hold each of them harmless, authenticate and deliver from time to time such Notes in exchange for or in lieu of such Notes that become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any other Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Note.

(c) All Notes surrendered for payment, transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Notes surrendered for payment, transfer or exchange, in accordance with its security destruction policy, and shall, upon written request, deliver a certificate of destruction to the Company.

(d) Upon the issuance of any substitute Note, the Holder of such Note, if so requested by the Company, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee, its counsel and its agents) in connection with the preparation and issuance of the substitute Note.

(e) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

SECTION 2.10. Purchase by the Company. The Company and its Subsidiaries and Affiliates may at any time purchase or otherwise acquire any Note, by purchase or private agreement, in the open market or otherwise at any price and may resell or otherwise dispose of such Note at any time, taking into account that, in order to determine at any time whether or not the Holders of the required principal amount of the Outstanding Notes have made a request, demand, authorization, instruction, notice, consent or waiver, if any, the Notes held by the Company or any of its Subsidiaries and Affiliates will not be counted and will not be considered Outstanding.

ARTICLE III

COVENANTS OF THE COMPANY

SECTION 3.1. Payment of Principal and Interest.

(a) The Company agrees to pay the principal of and interest (including, without limitation, any Additional Amounts) on the Notes on the dates and in the manner provided in the Notes and this Indenture. On the Business Day immediately prior to the due date of any principal of or interest on any Notes, or any redemption price or purchase price of the Notes, the Company will deposit with the Principal Paying Agent money in immediately available funds sufficient to pay such amounts.

(b) Each of the Company, the Trustee and the Paying Agents shall comply with applicable backup withholding and information reporting requirements under the Code, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096) and may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes from principal or interest payments hereunder without any liability therefor.

SECTION 3.2. Maintenance of Office or Agency. So long as any of the Notes remain Outstanding, the Company will maintain in each of the City of Buenos Aires, the Borough of Manhattan, New York City and, to the extent the rules of the Luxembourg Stock Exchange requires it, Luxembourg, an office or agency (a) where the Notes may be presented or surrendered for payment, (b) where the Notes may be surrendered for registration of transfer or exchange as provided in this Indenture and (c) where notices and demands to or upon the Company in respect of the Notes and of this Indenture (other than the type contemplated by Section 12.6) may be served. The Company hereby initially appoints (i) the Representative of the Trustee in Argentina at its office or agency for each such purpose and designates the office at Bartolome Mitre 480, City of Buenos Aires (1036), Argentina as the office to be maintained by it for each such purpose in the City of Buenos Aires, (ii) the Trustee at its office or agency for each such purpose and designates the Corporate Trust Office as the office to be maintained by it for each such purpose in the Borough of Manhattan, New York City. The Agents may change their respective specified offices set forth herein to some other specified offices in the same city. The Company will promptly give to the Trustee and the Holders (and, if so required, the CNV, the MAE or such other securities exchange on which the Notes may be listed) written notice of any change of location of specified offices, or of any resignation, termination or appointment of any Agent.

SECTION 3.3. Maintenance of Existence. The Company will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations; provided that this Section 3.3 shall not prohibit any transaction otherwise permitted under Article VIII.

SECTION 3.4. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien on any of its or its Restricted Subsidiaries present or future property to secure Indebtedness unless, at the same time or prior thereto, all of the Notes are equally and ratably secured therewith, except for (“Permitted Liens”):

(a) any Lien existing on the date of the Issue Date;

(b) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(c) any landlord’s, workmen’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business (excluding, for the avoidance of doubt, Liens in connection with any Indebtedness for borrowed money) that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required in conformity with IFRS has been made therefor;

(d) any Lien on any property (including Capital Stock of any Person) securing Indebtedness Incurred or assumed solely for the purpose of financing or refinancing all or any part of the cost of acquisition, construction, development or improvement of such property (including related transaction fees and expenses), which Lien attached to such property concurrently with or within 365 days after the acquisition or the completion of the construction, development or improvement thereof;

(e) any Lien on any property or Capital Stock existing thereon at the time of acquisition of such property or Capital Stock, including by means of merger or otherwise, and not created in connection with such acquisition; provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(f) Liens securing the Notes or any of the Company’s other securities for the purposes of defeasance thereof in accordance with the terms of this Indenture or any indenture under which such other securities have been issued;

(g) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case Incurred in the ordinary course of business and not securing Indebtedness;

(h) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(i) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and the Restricted Subsidiaries;

(j) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(k) judgment liens, so long as no Event of Default then exists as a result thereof;

(l) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Indebtedness for borrowed money that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(m) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(n) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(o) any Lien on any property securing an extension, renewal or refunding of Refinanced Indebtedness secured by a Lien referred to in (a), (b), (d), (e), (m) and (o), provided that such new Lien is limited to the property which was subject to the prior Lien immediately before such extension, renewal or refunding and provided, further, that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased (other than in respect of transaction fees and expenses); and

(p) any other Lien on the Company’s properties or those of any of its Restricted Subsidiaries not permitted by any other provision in this Section 3.4, provided that, on the date of creation or assumption of such Lien, the Indebtedness secured thereby, together with all the Company’s and its Restricted Subsidiaries’ other Indebtedness secured by any Lien in reliance on this clause (p), has an aggregate outstanding amount no greater than 15.0% of the Company’s Consolidated Total Assets.

SECTION 3.5. Limitation on Indebtedness.

(a) The Company:

(i) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; and

(ii) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Restricted Subsidiary may Incur Indebtedness or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (A) the Interest Coverage Ratio is not less than 2.00 to 1.00 and (B) the Net Leverage Ratio is not greater than 3.50 to 1.00.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Indebtedness”):

(i) Indebtedness of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Indebtedness continues to be owed to the Company or a Restricted Subsidiary; provided that

(A) if the Company is the obligor on Indebtedness owing to a Restricted Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and

(B) (1) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company, and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company thereof;

(ii) Indebtedness of the Company pursuant to the Notes (other than Additional Notes);

(iii) Refinancing Indebtedness in respect of:

(A) Indebtedness (other than Indebtedness owed to the Company or any Restricted Subsidiary of the Company) Incurred pursuant to paragraph (a) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such paragraph (a) above), or

(B) Indebtedness Incurred pursuant to clauses (b)(ii), (iii), (vi) or (vii);

(iv) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;

(v) Indebtedness consisting of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments (including in respect of workers’ compensation claims, health, disability or other employee benefits, or property, casualty or liability insurance), self-insurance obligations, customer deposits, performance, bid, surety, advance payment, appeal and similar bonds (including, for the avoidance of doubt, seguros de caución) and completion guarantees, in each case in the ordinary course of business and other than an obligation for borrowed money;

(vi) Acquired Indebtedness; provided that, after giving effect to the Incurrence thereof, either (A) the Company could Incur at least U.S.$1.00 of Indebtedness under paragraph (a) above, or (B) (1) the Interest Coverage Ratio would be higher than the Interest Coverage Ratio immediately prior to such transaction, and (2) the Net Leverage Ratio would be lower than the Net Leverage Ratio immediately prior to such transaction;

(vii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

(viii) Indebtedness of the Company or any Restricted Subsidiary incurred to finance (including any related transaction fees and expenses) the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary (and any refinancing thereof) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (viii) and then outstanding, may not exceed the greater of (A) US$125 million (or the equivalent in other currencies) or (B) 5.0% of the Company’s Consolidated Total Assets, at any time outstanding;

(ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;

(x) Guarantees by the Company or any Restricted Subsidiary of Indebtedness to be Incurred by the Company or another Restricted Subsidiary in accordance with this clause (x); provided that, in the event such Indebtedness that is being Guaranteed is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Notes;

(xi) Deeply Subordinated Indebtedness;

(xii) Indebtedness of the Company or any of its Restricted Subsidiaries in the form of Guarantees of Indebtedness of, or equity contribution commitments in respect of, or Indebtedness to finance equity contributions in Project Finance Subsidiaries in an aggregate principal amount not to exceed the greater of (x) U.S.$125 million (or the equivalent in other currencies) or (y) 5.0% of the Company’s Consolidated Total Assets, at any time outstanding;

(xiii) Indebtedness under one or more lines of credit or working capital facilities in an aggregate principal amount not to exceed the greater of (A) US$50 million (or its equivalent in any other currency) and (B) 2.0% of Consolidated Total Assets, at any time outstanding;

(xiv) Indebtedness under any one or more Permitted Receivables Financings, the combined aggregate principal amount of which does not exceed the greater of (A) US$100 million (or its equivalent in any other currency) and (B) 4.0% of Consolidated Total Assets, at any time outstanding;

(xv) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed two times the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of Qualified Equity Interests of the Company or any contribution to its common equity (or the equivalent in other currencies); provided that (A) the net proceeds from the Incurrence of such Indebtedness and the issuance of such Qualified Equity Interests of the Company or other contribution to its common equity are used to finance the development of power generation projects; and (B) after giving effect to such Incurrence, the Company is in compliance with the Interest Coverage Ratio limitation set out in paragraph (a) above; and

(xvi) Indebtedness of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (A) US$250 million (or the equivalent in other currencies) and (B) 10.0% of Consolidated Total Assets.

(c) Notwithstanding any other provision of this Section 3.5, for purposes of determining compliance with this Section 3.5, increases in Indebtedness solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 3.5. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in any other currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided that, if such Indebtedness is Incurred to Refinance other Indebtedness denominated in any other currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

(d) In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 3.5, the Company, in its sole discretion, will classify such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of such clauses and the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 3.5, and may change the classification of an item of Indebtedness (or any portion thereof) to any other type of Indebtedness described in this Section 3.5 at any time.

(e) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 3.5:

(i) the outstanding principal amount of any item of Indebtedness will be counted only once;

(ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS;

(iii) Guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included; and

(iv) the accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be an Incurrence of Indebtedness for purposes of this Section 3.5; provided that any such outstanding additional Indebtedness or Disqualified Stock paid in respect of Indebtedness Incurred will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.

SECTION 3.6. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on the Equity Interests of the Company or any of its Restricted Subsidiaries, other than:

(A) dividends or distributions payable in Qualified Equity Interests of the Company;

(B) dividends or distributions payable to the Company and/or any of its Restricted Subsidiaries; or

(C) dividends or distributions made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Equity Interests of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of the Restricted Subsidiaries other than in exchange for Equity Interests of the Company (other than Disqualified Equity Interests);

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness (other than Subordinated Indebtedness of the Company or any Restricted Subsidiary to the extent permitted under Section 3.5(b)(i)), except a payment of interest or principal at Stated Maturity; or

(iv) make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) no Default has occurred and is continuing; and

(B) the Company could Incur at least U.S.$1.00 of Indebtedness under paragraph (a) in Section 3.5.

(b) The foregoing will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the provisions of this Section 3.6;

(ii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the proceeds of, or in exchange for, Refinancing Indebtedness;

(iii) (A) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company, (B) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or (C) any Investment, in each case made in exchange for, or out of the proceeds of a substantially concurrent offering or placement of, Qualified Equity Interests of the Company or any Affiliate of the Company (to the extent contributed to the Capital Stock of the Company in the form of Qualified Equity Interests);

(iv) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness at a purchase price not greater than (A) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 3.16 or (B) 100% of the principal amount thereof in the event of an asset sale pursuant to a provision no more favorable to the holders thereof than Section 3.7, provided that, in each case, the Company has complied or is simultaneously complying with Section 3.16 and Section 3.7 as applicable; or

(v) Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (b)(v) shall not exceed in any fiscal year 10.0% of Consolidated Net Income from the preceding fiscal year; provided that any unused amounts in any fiscal year may be carried forward to subsequent fiscal year.

provided that, in the case of clauses (b)(iii), (b)(iv), and (b)(v), no Default has occurred and is continuing or would occur as a result thereof.

(c) For purposes of determining compliance with this Section 3.6, in the event that a Restricted Payment permitted pursuant to this Section 3.6 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (b)(i), (b)(ii), (b)(iii), (b)(iv), and (b)(v) above or one or more clauses of the definition of Permitted Investments, as the case may be, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 3.6, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 3.6 or of the definition of Permitted Investments, as the case may be. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

SECTION 3.7. Limitation on Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as determined in good faith by the Board of Directors of the Company; and

(ii) at least 75% of the consideration consists of cash or Cash Equivalents or Additional Assets or any combination of the foregoing received at closing. For purposes of this clause (ii), each of the following will be deemed to be cash:

(A) any liabilities of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other arrangement that releases the Company or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are, within 180 days after the consummation of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, but only to the extent of the cash or Cash Equivalents actually received in that conversion;

(iii) within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used (or committed to be used):

(A) to repay Indebtedness (other than any Disqualified Equity Interests or Subordinated Indebtedness) of the Company or a Restricted Subsidiary (and, in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary,

(B) to invest in or purchase Additional Assets, or

(C) any combination of items (A) or (B) of this paragraph; and

(iv) the Net Cash Proceeds of an Asset Sale not applied pursuant to clause (iii) within 365 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than U.S.$50 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Company must, within 30 days, make an offer to purchase (the “Asset Sale Offer”) Notes having a principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (1) the numerator of which is equal to the outstanding principal amount of the Notes and (2) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Indebtedness similarly required to be repaid, redeemed or tendered in connection with the Asset Sale, rounded down to the nearest US$1,000. The purchase price (the “Asset Sale Payment”) for the Notes will be 100% of the principal amount plus accrued and unpaid interest to, but excluding, the Asset Sale Payment Date;

provided, that, in the case of clause (iii), a binding commitment to invest in or purchase Additional Assets shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 365 days of such commitment (an “Acceptable Commitment”) and such Net Cash Proceeds is actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 365 days from the date of the Acceptable Commitment.

(b) Each notice of an Asset Sale Offer shall be given to each registered Holder of the Notes, with a copy to the Trustee, as described in Section 12.4. The Asset Sale Offer will state, among other things, the purchase date, which must not be less than 30 days or more than 60 days from the date the notice is given, other than as may be required by law (the “Asset Sale Payment Date”). The Asset Sale Offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the Asset Sale Offer.

(c) On the Business Day immediately preceding the Asset Sale Payment Date, the Company will, to the extent lawful, deposit with the Principal Paying Agent funds in an amount equal to the Asset Sale Payment in respect of all Notes or portions thereof so tendered.

(d) On the Asset Sale Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer; and

(ii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company.

(e) If the Asset Sale Offer is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company will purchase Notes having an aggregate principal amount equal to the Asset Sale Payment on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 principal amount will be purchased, provided that the principal amount of such tendering Holder’s Note will not be less than U.S.$1,000. Upon completion of the Asset Sale Offer, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Asset Sale Offer may be used for any purpose not otherwise prohibited by this Indenture.

(f) The Company will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes through an Asset Sale Offer, and the above procedures will be deemed modified as necessary to permit such compliance.

(g) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the net cash proceeds thereof will be applied in accordance with this Section 3.7 within 365 days of conversion or disposition (subject to the proviso in Section 3.7(a)(iv) above).

(h) The Company will not be required to make an Asset Sale Offer following an Asset Sale if a Restricted Subsidiary or a third party makes the Asset Sale Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Asset Sale Offer following an Asset Sale made by the Company and if such Person purchases all Notes validly tendered and not withdrawn under such Asset Sale Offer.

SECTION 3.8. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate after the Issue Date any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications:

(i) such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Indebtedness of, or any Lien on any property of, the Company or any Restricted Subsidiary (other than de minimis amounts);

(ii) at the time of the designation, the designation would be permitted in Section 3.6 (assuming the effectiveness of such designation and treating such designation as an Investment at the time of designation);

(iii) to the extent the Indebtedness of the Subsidiary is not Non-Recourse Indebtedness, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted in Section 3.5 and Section 3.6;

(iv) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 3.5 and Section 3.6;

(v) no Default or Event of Default has occurred and is continuing at the time or after giving effect to such designation;

(vi) any such Subsidiary is not a Significant Subsidiary at the time of its designation; provided that this restriction shall not apply to the Company’s Subsidiary Central Dock Sud S.A.; and

(vii) once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(ii) The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if, at the time of such designation, no Default or Event of Default has occurred and is continuing and such designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

(i) all existing Investments of the Company and the other Restricted Subsidiaries therein (valued at the Company’s and other Restricted Subsidiaries’ proportional share of the fair market value of its assets less liabilities) will be deemed to have been made at that time;

(ii) all existing Capital Stock or Indebtedness of, and all Liens on property of, the Company or any other Restricted Subsidiary held by it will be deemed Incurred at that time;

(iii) all existing transactions between it and the Company or any other Restricted Subsidiary will be deemed to have been entered into at that time; and

(iv) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

(i) all of its Indebtedness and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 3.5;

(ii) Investments therein previously charged in Section 3.6 will be credited thereunder; and

(iii) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly delivering to the Trustee a copy of the Board Resolution of the Company giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

(f) The designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the designation of all of the Subsidiaries of such Subsidiary, unless otherwise determined by the Board of Directors of the Company.

SECTION 3.9. Reporting.

(a) For so long as any of the Notes remain Outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) The Company will furnish to the Trustee: (i) as soon as available, but, in any event within 90 days after the end of each of the first three quarters of each fiscal year, unaudited consolidated financial statements for such quarter in English prepared in accordance with IFRS and presented in either U.S. dollars or Argentine pesos, and (ii) as soon as available but, in any event, within 120 days after the end of each fiscal year, (A) audited consolidated financial statements for such fiscal year in English prepared in accordance with IFRS and presented in either U.S. dollars or Argentine pesos, and (B) an Officer’s Certificate certifying that, since the Company’s most recent delivery of financial statements pursuant to this Section 3.9, no Default or Event of Default has occurred or is continuing or, if such Default or Event of Default has occurred and is continuing, specifying its nature, the period of its existence and the action taken or proposed to be taken to remedy such Default or Event of Default.

(c) The Company will be deemed to have complied with its obligations under Section 3.9(a) and Section 3.9(b) if it has posted the required information on its website within the time periods described above.

(d) The Trustee shall not be responsible or liable for determining or monitoring whether or not the Company has delivered (or otherwise made available on its website) any report or other information in accordance with the requirements specified in this Section 3.9.

(e) Delivery of any of the reports, information and documents to the Trustee (other than the Officer’s Certificate deliverable pursuant to Section 3.9(b)(ii)(B)) is for informational purposes only, and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on Officer’s Certificates).

SECTION 3.10. Maintenance of Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with IFRS.

SECTION 3.11. Notice of Default. The Company will give written notice to the Holders of the Notes and the Trustee promptly, and in any event within 30 days after the Company becomes aware thereof, of the occurrence and continuance of any Event of Default, accompanied by an Officer’s Certificate setting forth the details of such Event of Default and stating what action the Company proposes to take with respect thereto.

SECTION 3.12. Ranking. The Notes will (a) constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations; (b) rank equal in right of payment with all existing and future unsecured and unsubordinated obligations of the Company from time to time outstanding (except those obligations preferred by statute or operation of Argentine law, including, without limitation, labor and tax claims); (c) rank senior in right of payment to all future subordinated indebtedness of the Company, if any; (d) be effectively subordinated to all existing and future secured obligations of the Company, to the extent of the value of the assets securing such obligations; and (e) be structurally subordinated to all existing and future indebtedness and other liabilities of any Subsidiary of the Company.

SECTION 3.13. Further Actions. The Company will use its commercially reasonable efforts to take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable the Company lawfully to enter into, exercise its rights and perform and comply with its payment obligations under the Notes, as the case may be, (b) to ensure that those obligations are legally binding and enforceable, and (c) to make the Notes admissible in evidence in the courts of Argentina.

SECTION 3.14. Listing. The Company has applied to have the Notes listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market. The Company has also applied to have the Notes listed on the BYMA and for trading on the MAE. If the admission of the Notes to the Luxembourg Stock Exchange and trading on the Euro MTF Market of the Luxembourg Stock Exchange would, in the future, require it to publish financial information either more regularly than it would otherwise be required to, or requires the Company to publish separate financial information, or if the listing, in the Company’s judgment, is unduly burdensome, the Company may seek an alternative admission to listing, trading and/or quotation for the Notes by another listing authority, stock exchange and/or quotation system. If such alternative admission to listing, trading and/or quotation of the Notes is not available to the Company or is, in its commercially reasonable judgment, unduly burdensome, an alternative admission to listing, trading and/or quotation of the Notes may not be obtained.

SECTION 3.15. Authorizations. To the extent that the consent or authorization of the CNV, MAE, BYMA or any other Argentine regulatory authority is required for the Company’s, the Trustee’s or any Agent’s performance under the Notes or this Indenture, none of the Trustee or any Agent shall have any duty or obligation to determine whether such approval, consent or authorization is required or any duty or obligation to obtain such consent. The Company shall notify the Trustee and the Agents, as applicable, in writing if the approval, consent or authorization of the CNV, MAE, BYMA or such other regulatory authority, as applicable, is required for the Company’s, the Trustee’s or any Agent’s performance under the Notes or this Indenture and whether or not such consent has been obtained by the Company.

SECTION 3.16. Repurchase of Notes upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, the Company will make an offer to purchase all of the Notes (a “Change of Control Offer”), provided that the principal amount of such Holder’s Note will not be less than U.S.$1,000 (or integral multiples of U.S.$1,000 in excess thereof) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (a “Change of Control Payment”).

(b) The Company will give a notice of such Change of Control Offer to the Holders of the Notes (with a copy to the Trustee) within 30 days following any Change of Control Repurchase Event stating:

(i) that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to (but excluding) the date of purchase;

(ii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is given) (the “Change of Control Payment Date”); and

(iii) the procedures determined by the Company that a Holder of Notes must follow in order to have its Notes repurchased.

(c) On the Business Day immediately preceding the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Principal Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (in denominations of U.S.$1,000 (or integral multiples of U.S.$1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(ii) deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 3.16.

(e) If only a portion of a Certificated Note is purchased pursuant to a Change of Control Offer, to the extent such Certificated Notes are cancelled, a new Certificated Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Certificated Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

(f) The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company, as set forth in this Section 3.16, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g) In the event that Holders of not less of 90% of the aggregate amount of the Notes being repurchased accept a Change of Control Offer and the Company (or a third party making the Change of Control Offer) purchases all of the Notes held by such Holders, the Company will have the right to, within 30 days following the Change of Control Payment Date, redeem all of the Notes that remain Outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain Outstanding to, but excluding, the date of redemption in accordance with Article X.

(h) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with Change of Control Offer provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of doing so.

SECTION 3.17. Covenant Suspension.

(a) If at any time after the Issue Date (i) the Notes are rated Investment Grade by at least two of the Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day, the Company and its Restricted Subsidiaries will not be subject to the following covenants in this Indenture specifically listed under the following captions (the “Suspended Covenants”):

(i) Section 3.5;

(ii) Section 3.6;

(iii) Section 3.7; and

(iv) Section 8.1(a)(iv).

During any period when the Suspended Covenants are suspended, the Company may not designate any Subsidiary as an Unrestricted Subsidiary.

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in Section 3.17(a)(i) is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

(c) The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any Restricted Subsidiary with respect to the Suspended Covenants during the Suspension Period will give rise to a Default or Event of Default under this Indenture with respect to the Notes. On each

Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred pursuant to Section 3.5(b)(vii). For purposes of Section 3.7, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

(d) Promptly following the occurrence of any Covenant Suspension Event or Reversion Date, the Company will provide an Officer’s Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Covenant Suspension Event or Reversion Date has occurred or notify the Holders of any occurrence of a Covenant Suspension Event or Reversion Date. Absent receipt of such Officer’s Certificate, the Trustee shall be entitled to assume that no Covenant Suspension Event or the occurrence of any Reversion Date has occurred, as applicable. The Trustee may provide a copy of such Officer’s Certificate to any Holder of the Notes upon request.

ARTICLE IV

DEFAULTS AND REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 4.1. Events of Default. So long as any of the Notes remain Outstanding, if any of the following events (each an “Event of Default”) with respect to the Notes shall occur and be continuing:

(a) default by the Company in the payment of any principal or premium due on the Notes and such default continues for a period of 7 days; or

(b) default by the Company in the payment of any interest or any Additional Amounts due on any Note and such default continues for a period of 30 days; or

(c) default in the performance or observance by the Company of any other term, covenant or obligation under the Notes or this Indenture not otherwise described in clause

(a) or (b) above, for a period of more than 60 days after there has been given to the Company by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Outstanding Notes (with a copy to the Trustee if given by the Holders) a written notice specifying such default and requiring it to be remedied; or

(d) the Company or any of its Restricted Subsidiaries shall (i) default in the payment of principal of or interest on Indebtedness in an aggregate principal amount equal to the excess of U.S.$50 million (or the then-equivalent thereof), other than the Notes, when and as such Indebtedness shall become due and payable, if such default continues for more than the period of grace, if any, originally applicable thereto and the time for payment of such amounts has not been expressly extended or (ii) default in the observance of any other terms and conditions relating to Indebtedness in an aggregate principal amount equal to or in excess of U.S.$50 million (or the then-equivalent thereof), other than the Notes, in the case of each of clauses (i) or (ii) if the effect of such default is to cause the aggregate principal amount of such Indebtedness to become due prior to its Stated Maturity; or

(e) one or more final and non-appealable judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged (and are not covered by adequate insurance by a solvent insurer of national or international reputation that has acknowledged its obligations in writing), and there is a period of 90 consecutive days following entry of the final and non-appealable judgment or order (or 90 consecutive days, in the event that an enforcement proceeding is commenced upon the entry of such judgment or order) that causes the aggregate amount for all such final and non- appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$50 million (or the equivalent in other currencies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; or

(f) it becomes unlawful for the Company to perform any of its payment obligations under the Notes, or any of its payment obligations thereunder ceases to be valid, binding or enforceable; or

(g) a resolution is passed or adopted by the Company’s Board of Directors or shareholders, or a ruling or judgment of a Government Agency having jurisdiction or a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than pursuant to a merger, consolidation or other transaction otherwise permitted in accordance with the terms of this Indenture as described in Article VIII and, in the case of any such ruling or judgment, remains undismissed for 90 days consecutive days; or

(h) a court having jurisdiction enters a decree or order for (i) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under Argentine Law No. 24,522, as amended, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect (the “Bankruptcy Law”) or (ii) appointment of an administrator, receiver, trustee or intervenor for the Company or any of its Significant Subsidiaries for all or substantially all of the Company or any of its Significant Subsidiaries’ property and, in each case, such decree or order remains unstayed and in effect for a period of 90 consecutive days; or

(i) the Company or any of its Significant Subsidiaries (i) commence a voluntary case under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect including, without limitation, any out-of-court agreement (acuerdo preventivo extrajudicial), (ii) consent to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any of its Significant Subsidiaries for all or substantially all of the Company or any of its Significant Subsidiaries’ properties or (iii) effect any general assignment for the benefit of creditors; or

(j) a moratorium is agreed or declared in respect of any of the Company or any of its Significant Subsidiary’s Indebtedness; or

(k) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in clauses (h) or (i) above and, in the case of (h), such analogous event remains unstayed and in effect for a period of 90 consecutive days;

then, if such an Event of Default (other than an Event of Default specified in clauses (h), (i), (j) or (k) above) occurs and is continuing with respect to the Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and any accrued interest and Additional Amounts shall become immediately due and payable. If an Event of Default specified in clauses (h), (i), (j) or (k) above occurs, the principal and any accrued interest and Additional Amounts on all the Notes then Outstanding shall become immediately due and payable without any action by the Trustee or any Holder; provided that after such acceleration, an affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may rescind and cancel such declaration and its consequences:

(i) if the rescission would not conflict with any judgment or decree;

(ii) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of such declaration of acceleration; and

(iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances (including legal fees and expenses) in accordance with Section 5.6.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

SECTION 4.2. Collection of Indebtedness by Trustee.

(a) The Company covenants that (a) in case there shall be a default in the payment of any installment of interest and Additional Amounts, if any, on any of the Notes when such interest (and Additional Amounts, if any) shall have become due and payable, and such default shall have continued for a period of 30 days, or (b) in case there shall be a default in the payment of all or any part of the principal of any of the Notes when the same shall have become due and payable, whether upon maturity or by declaration or otherwise; then upon demand by the Trustee, the Company will pay to the Trustee for the benefit of the Holders of any such Note the whole amount that then becomes due and payable on any such Note for principal or interest (and Additional Amounts, if any), as the case may be and in addition thereto, the Company will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to, and reimbursement of expenses of, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of its own negligence or willful misconduct.

(b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) All rights of action and of asserting claims under this Indenture or under the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

(d) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.3. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article IV shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (and Additional Amounts, if any), upon presentation of the Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to each of the Trustee and/or any predecessor Trustee under Section 5.6, except for any such amounts that result from its own negligence or willful misconduct;

SECOND: To the payment of all amounts due to the Agents under Section 1.2;

THIRD: To the payment of overdue interest (and Additional Amounts, if any), on the Notes in the order of the maturity of the installments of such interest (and Additional Amounts, if any), such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

FOURTH: To the payment of the whole amount then owing and unpaid upon all such Notes for principal amounts, if any, ratably to the aggregate of such principal (and accrued and unpaid Additional Amounts, if any); and

FIFTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto of which the Trustee has received written notice.

SECTION 4.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceeding and to applicable law, the Company, the Holders and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

SECTION 4.6. Limitations on Suits by Holders. Except as provided in Section 4.7, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes, to institute any suit, action or proceedings at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or the Notes, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless (i) such Holder previously shall have given to the Trustee written notice of Default with respect to the Notes, (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder or thereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and (iv) no direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes.

SECTION 4.7. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of Notes to receive payment of the principal, any premium, and interest on such Note (and Additional Amounts, if any) on or after the respective due dates expressed in such Note, or to institute suit, including a summary proceeding (acción ejecutiva individual) pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder. To that effect, any beneficial owner of Global Notes will have the right to request evidence of its beneficial ownership interest in a Global Note in accordance with the Argentine Capital Markets Law (including for initiating summary proceedings (acción ejecutiva) to obtain overdue amounts under the Notes in the manner provided by the Negotiable Obligations Law), and in such case, such beneficial owner shall be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein for purposes of Section 29 of the Negotiable Obligations Law.

SECTION 4.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a) Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.9 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

(b) No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein.

SECTION 4.9. Control by Holders.

(a) Subject to Section 5.1(e) hereof, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall be in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability and shall not be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

(b) Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

SECTION 4.10. Waiver of Past Defaults.

(a) The Holders of a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past or present Default or Event of Default and its consequences, except a Default in the payment of the principal of (or premium, if any), or interest, if any, or Additional Amounts, if any, on any Note or a Default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of Notes affected as provided in Section 7.2.

(b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 4.11. Payments after a Default. Upon the occurrence of an Event of Default with respect to the Notes and the subsequent declaration by the Trustee or the relevant Holders that the principal amount of all the Notes is due and payable immediately, the Trustee may by notice in writing to the Company and any Paying Agent, (a) require each Paying Agent to deliver all Notes and all moneys, documents and records held by it with respect to the Notes to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all moneys, documents and records held by it in respect to such Notes to the order of the Trustee; provided that the Trustee shall not thereby become obligated, or have any obligation, to compensate or indemnify such Paying Agent or to reimburse such Paying Agent for any expense.

SECTION 4.12. Notice of Events of Default. If an Event of Default occurs and is continuing with respect to the Notes of which the Trustee is deemed to have knowledge in accordance with Section 5.2, the Trustee shall deliver to the Holders of Notes a notice of the Event of Default, in accordance with Section 12.4, within 90 days after the Trustee is deemed to have knowledge thereof unless such Event of Default shall have been cured or waived.

SECTION 4.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any Note on or after its Stated Maturity.

ARTICLE V

CONCERNING THE TRUSTEE

SECTION 5.1. Duties and Responsibilities of the Trustee.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that:

(i) this clause (c) shall not be construed to limit the effect of clause (a) of this Section 5.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) none of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article V.

(e) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

SECTION 5.2. Certain Rights of the Trustee.

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a Board Resolution.

(c) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guarantee, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such costs, expenses or liabilities as a condition to proceeding; the reasonable costs, expenses and liabilities of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company promptly upon demand.

(e) The Trustee may consult with counsel at the Company’s expense and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and shall not be liable for the negligence or misconduct of any such agent or attorney appointed by it with due care.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and each Agent.

(h) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture and the Notes for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default (other than payment Default under Section 4.1(a) or Section 4.1(b) unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j) The Trustee may at any time request, and the Company shall, deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Authorized Persons authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Notwithstanding any provision herein to the contrary, in no event shall the Trustee or any Agent be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), pandemic, epidemic, terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l) Neither the Trustee nor any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to the Company’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes).

(m) Neither the Trustee nor any Agent shall be liable or responsible for the payment of interest on, or the investment of, any monies held by it pursuant to this Indenture or the Notes.

(n) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, The Bank of New York Mellon, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide The Bank of New York Mellon with such information as it may request in order for The Bank of New York Mellon to satisfy the requirements of the U.S.A. Patriot Act.

(o) Any resolutions of the Board of Directors of the Company required to be delivered to the Trustee pursuant to this Indenture or any Notes shall be accompanied by an English translation.

SECTION 5.3. Trustee Not Responsible for Recitals; Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture, or of any offering materials or of the Notes (including the Offering Memorandum). The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

SECTION 5.4. Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of the Trust Indenture Act and this Indenture.

SECTION 5.5. Moneys Held By Trustee. Subject to the provisions of Section 9.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

SECTION 5.6. Compensation and Indemnification of Trustee and Its Prior Claim.

(a) The Company covenants and agrees to pay to the Trustee (i) such amount as has been agreed between the Company and the Trustee (such compensation not to be limited by any provision of law in regards to the compensation of a trustee of an express trust) and (ii) reimbursement of its reasonable, documented and invoiced out-of-pocket expenses, disbursements and advances (including the reasonable fees and expenses, disbursements and advances of its agents and counsel) incurred by it in connection with the services rendered by it hereunder except any such expense, disbursement or advance as may arise due to its own negligence of willful misconduct.

(b) The Company covenants to indemnify each of the Trustee and the Agents and each of its respective officers, directors, employees, representatives and agents for, and hold each of them harmless for, from and against any and all loss, damage, claim, cost, liability or expense (including reasonable attorneys’ fees and expenses) incurred by such Person without negligence or willful misconduct on such Person’s part (as determined by a court of competent jurisdiction in a final non-appealable decision) arising out of or in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder and/or the exercise of its rights hereunder, including the costs and expenses of defending itself (including reasonable attorney’s fees and costs) against any claim or liability related to the exercise or performance of any of its rights, powers or duties hereunder and under any other agreement or instrument related thereto.

(c) The obligations of the Company under this Section 5.6 shall constitute additional indebtedness hereunder and shall survive payment of the Notes, the resignation or removal of the Trustee or any Agent and/or the satisfaction and discharge of this Indenture. As security for the performance of the Company’s obligations under this Indenture, the Trustee shall have a lien prior to the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest (and Additional Amounts, if any) on particular Notes.

(d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(h), (i), (j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

SECTION 5.7. Right of Trustee to Rely on Officer’s Certificates, etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.8. Persons Eligible for Appointment as Trustee. The Trustee for the Notes shall at all times be a Person that has a combined capital and surplus of at least U.S.$50,000,000 and is authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers.

SECTION 5.9. Resignation and Removal; Appointment of Successor Trustee.

(a) Subject to Section 5.9(d), the Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Notes by giving 30 days’ written notice of resignation to the Company or any Holder in accordance with Section 12.4. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the Notes by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to the Notes and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in aggregate principal amount of the Outstanding Notes may petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.

(b) In case the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (i) the Company may, by a resolution of the Board of Directors, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) the Holders of at least 10% in aggregate principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.1 of the action in that regard taken by such Holders.

(d) Any resignation or removal of the Trustee with respect to any Notes and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall not become effective prior to acceptance of appointment by the successor trustee as provided in Section 5.10.

SECTION 5.10. Acceptance of Appointment by Successor Trustee.

(a) Any successor Trustee appointed as provided in Section 5.9 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Notes of its predecessor hereunder, with like effect as if originally named as Trustee for the Notes hereunder; but, nevertheless, on the written request of the Company or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 9.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

(b) Upon acceptance of appointment by any successor Trustee as provided in this Section 5.10, the Company shall give, at its expense, notice thereof to the Holders as specified in Section 12.4 and to the CNV, the MAE and BYMA, which notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under Section 5.8.

SECTION 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee.

(a) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all the corporate trust business of the Trustee, including this transaction, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated as if such successor to the Trustee had itself authenticated such Notes; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 5.12. Representative of the Trustee in Argentina.

(a) As long as it is required by Argentine law or by the CNV, the Company shall appoint a representative in Argentina for the sole purpose of receiving notice from the CNV and/or the Holders. Banco Santander Argentina S.A., will initially act as the Representative of the Trustee in Argentina for such purpose. The Representative of the Trustee in Argentina accepts its appointment in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of this Section 5.12.

(b) The duties of the Representative of the Trustee in Argentina shall be determined solely by the express provisions of this Indenture or as it may be agreed from time to time in writing with the Company, and the Representative of the Trustee in Argentina need perform only those duties that are specifically set forth in this Indenture and those agreed in writing with the Trustee. No implied covenants or obligations shall be read into this Indenture against the Representative of the Trustee in Argentina. The Representative of the Trustee in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were a Trustee’s attorney-in-fact.

(c) The duties and rights of the Representative of the Trustee in Argentina are only: (i) to receive from Holders, the Company, Agents, and any governmental or regulatory authority or entity any and all letters, claims, requests, memorandums or any other document directed to the Trustee with respect to the Notes, (ii) to transmit, deliver or notify the Trustee of the reception of any and all of the mentioned documents, within three Business Days of such reception, and (iii) respond to or answer such letters, claims, requests, memoranda or documents, following the express written instructions of the Trustee and only if such instructions are given by the Trustee.

(d) The Representative of the Trustee in Argentina shall not be liable for any action it takes or omits to take in good faith and within its discretion and in accordance with the terms hereof, rights or powers.

(e) The Company shall pay to the Representative of the Trustee in Argentina from time to time, and the Representative of the Trustee in Argentina shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder, as shall have been agreed in writing between the Company and the Representative of the Trustee in Argentina. The Company shall reimburse the Representative of the Trustee in Argentina promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Representative of the Trustee in Argentina’s agents, counsel and other persons not regularly in its employ.

(f) The Company agrees to indemnify and defend the Representative of the Trustee in Argentina and its officers, directors, employees and agents for, and to hold each of them harmless against any losses, liabilities, claims, damages, costs and/or expenses, including the fees and expenses of counsel incurred by it without negligence or willful misconduct on its part in connection with the performance of its duties or powers hereunder and the exercise of its rights hereunder, or under any related agreement.

SECTION 5.13. Application to Agents. The Company hereby agrees that the provisions of Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7 shall apply to the Agents and to the Representative of the Trustee in Argentina as if each of the Agents were expressly named therein.

ARTICLE VI

CONCERNING THE HOLDERS

SECTION 6.1. Evidence of Action Taken by the Holders. To the extent permitted by applicable law (including the Negotiable Obligations Law and CNV rules, among others), any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article VI.

SECTION 6.2. Proof of Execution of Instruments and of Holding of Notes; Record Date. The execution of any instrument by a Holder or his agent or proxy may be proved in accordance with Section 6.6 and such reasonable applicable rules and regulations or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Register maintained pursuant to Section 2.8. The Company may set a record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than three days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Notes of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

SECTION 6.3. Holders to Be Treated as Owners. Subject to the rights of the relevant Holders as of a Regular Record Date to receive payments to which they are entitled on the relevant Interest Payment Date, the Company, the Trustee, the Agents and any agent of the Company, the Trustee or the Agents may deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (and Additional Amounts, if any) and for all other purposes; and none of the Company, the Trustee, any Agent and any agent of the Company, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, the Agents or any agent of the Company, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by DTC or its nominee, as Holder of such Global Note, or impair, as between DTC and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of DTC (or its nominee), as Holder of such Global Note.

SECTION 6.4. Notes Owned by Company Deemed Not Outstanding. In determining whether quorum has been established in accordance with Section 6.6 or whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any request, consent or waiver under this Indenture, Notes that are owned by the Company or any of its Affiliates or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any of its Affiliates or any other obligor upon such Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

SECTION 6.5. Right of Revocation of Action Taken. Except as otherwise specified in the terms of any consent solicitation commenced by the Company, at any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article VI, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes affected by such action.

SECTION 6.6. Holders’ Meetings.

(a) A meeting of the Holders of Notes may be called by the Company’s Board of Directors or Supervisory Committee, the Trustee or upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Notes. If a meeting is held pursuant to the written request of Holders of Notes, such meeting will be convened within 40 days from the date such written request is received by the Company. In the case of a request to call a meeting by Holders, the Company shall notify the Trustee in writing of such request. In the event the Board of Directors or the Supervisory Committee shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court.

(b) Meetings may be ordinary meetings or extraordinary meetings. The Company shall notify the Trustee in writing if any meeting shall be an ordinary or extraordinary meeting, upon which determination the Trustee may conclusively rely. Any proposed amendment to the terms and conditions of the Notes requiring the consent of the Holders of the Notes shall be dealt with at an extraordinary meeting. Any such meeting may, as determined by the Company, the Trustee, or the Holders of Notes, be held simultaneously in the City of Buenos Aires and New York City by means of telecommunications which permit the participants to hear and speak to each other; provided that meetings may be held virtually (in such case, and for the avoidance of doubt, it shall not be required to be held simultaneously in the City of Buenos Aires and New York City), to the extent permitted by the Negotiable Obligations Law and shall be subject to the requirements set forth therein. Notice of any meeting of Holders of Notes (which will include the date, place and time of the meeting, the agenda therefor and the requirements for attendance) will be given as set forth under Section 12.4 not less than 10 nor more than 30 days prior to the date fixed for the meeting and, to the extent required by applicable law, will be published at the Company’s expense for five business days in Argentina in the Official Gazette, in a newspaper of general circulation and in the Bulletin of the MAE (as long as the Notes are listed on the MAE). Meetings of Holders may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum. However, for meetings that include in the agenda items requiring consent of each Holder of a Note or the amendment of any of the terms and conditions of the Note, to the extent required by applicable law, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than eight days prior to the date fixed for such new meeting and will be published for three business days in Argentina in the Official Gazette, a newspaper of general circulation in Argentina and in the Bulletin of the MAE (as long as the Notes are listed on the MAE). To be entitled to vote at a meeting of Holders, a person shall be (i) a Holder of one or more Notes as of the relevant record date determined pursuant to Section 6.2 or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Company and its counsel and the Trustee and its counsel.

(c) The quorum at any ordinary meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Outstanding Notes and at any reconvened adjourned ordinary meetings will be any person(s) present at such reconvened adjourned meeting. The quorum at any extraordinary meeting called to adopt a resolution will be persons holding or representing at least 60% in aggregate principal amount of the Outstanding Notes and at any reconvened adjourned extraordinary meeting will be persons holding or representing at least 30% in aggregate principal amount of the Outstanding Notes. At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Notes (other than the provisions referred to in Section 7.2) will be validly passed and decided if approved by the persons entitled to vote a majority in aggregate principal amount of the Notes then Outstanding represented and voting at the meeting (unless otherwise provided herein). Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note. Any modifications, amendments or waivers to this Indenture or to the Notes will be conclusive and binding upon all Holders of Notes whether or not they have given such consent or were present at any meeting; provided that no such modifications, amendments or waivers, without consent of each Holder of a Note at the time Outstanding, shall affect any of the items included in Section 7.2.

(d) Any Holder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 6.6 shall be binding on all the Holders whether or not present or represented at the meeting.

(e) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public or bank or judicially certified in the manner provided under Argentine law. The following persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee of the Company and managers and other employees of the Company. The holding of Notes shall be proved by the Register maintained in accordance with Section 2.8, provided that the holding of a beneficial interest in a Global Note shall be proved by a certificate or certificates of DTC.

(f) The Trustee, acting as representative of the Holders, may appoint a representative to act as the chairman of each meeting of the Holders of the Notes. If the Trustee elects not to designate a representative to act as chairman of the meeting, the Company shall designate a member of the Supervisory Committee to act as chairman of the meeting. If the Company fails to designate such a person, the chairman of the meeting shall be (i) a person elected by vote of the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at the meeting, (ii) a representative of the CNV or (iii) a person appointed by a competent court. If the meeting is called by the CNV or by a competent court, the CNV or the competent court shall designate a person to act as chairman, in accordance with applicable regulations of the CNV. The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at the meeting. At any meeting of Holders, each Holder or proxy shall be entitled to cast one vote for each U.S.

dollar in principal amount of the Notes held by such Holder or represented by such proxy. No vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(g) The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(h) For so long as any Notes are listed on the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of such exchange so require, the Company shall ensure that such meetings of Holders and notices thereof will also comply with the applicable rules of the Luxembourg Stock Exchange and the Euro MTF Market.

(i) Meetings of Holders and related matters not expressly set forth in this Indenture will be governed by the provisions of the Negotiable Obligations Law, including, without limitation, the provisions of Articles 354 and 355 of the Argentine Companies Law No. 19,550, as amended, through the application of the provisions of Article 14 of the Negotiable Obligations Law.

(j) Pursuant to the Negotiable Obligations Law, approval of any amendment, supplement or waiver by the Holders of Notes requires the consent of such Holders to be obtained pursuant to a meeting of Holders of Notes held in accordance with the provisions of the Negotiable Obligations Law or pursuant to any other reliable means that ensure Holders of Notes prior access to information and allow them to vote, in accordance with Section 14 of the Negotiable Obligations Law (as amended by Section 151 of the Argentine Productive Financing Law) and any other applicable regulation. For the purposes of clarification, Holders of Notes may take such actions outside of Argentina in any other manner permitted by New York law (such as via written consent); however, no such action will be valid under Argentine law until (i) it has been ratified by a meeting of Holders (or their representatives) held in accordance with the Negotiable Obligations Law as described in this Article VI, or (ii) until Holders have granted their consent pursuant to any other reliable means that ensures Holders of Notes prior access to information and allows them to vote, in accordance with Section 14 of the Negotiable Obligations Law (as amended by Section 151 of the Productive Financing Law) and other applicable regulations.

SECTION 6.7. The Company to Furnish the Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee:

(a) semi-annually, not more than 15 days after each Regular Record Date with respect to the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Registrar and the Co-Registrar.

SECTION 6.8. Preservation of Information; Communications to Holders.

(a) The Trustee, in its capacity as Co-Registrar, shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.7 and the names and addresses of Holders received by the Trustee and the Representative of the Trustee in Argentina in their respective capacities as Co-Registrar and Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.7 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Trustee and the Agents that none of the Company, the Trustee, any Agent nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE VII

SUPPLEMENTAL INDENTURES

SECTION 7.1. Supplemental Indentures Without Consent of Holders.

(a) The Company and the Trustee may, without the vote or consent of any Holder of Notes, modify or amend this Indenture or the Notes for the purpose of:

(i) adding to the Company’s covenants such further covenants, restrictions, conditions or provisions as are for the benefit of the Holders of the Notes;

(ii) surrendering any right or power conferred upon the Company;

(iii) securing the Notes pursuant to the requirements thereof or otherwise;

(iv) evidencing the succession of a Successor Person to the Company and the assumption by any such successor of the covenants and obligations of the Company in the Notes and in this Indenture pursuant to Article VIII;

(v) complying with any requirement of the CNV in order to effect and maintain the qualification of this Indenture;

(vi) making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in such Notes, to the extent such modification, correction or supplement does not adversely affect the interest of the Holders of the Notes in any material respect;

(vii) conforming any provisions of this Indenture or the Notes to the “Description of the Notes” in the Offering Memorandum;

(viii) making any other modification, or granting any waiver or authorization of any breach or proposed breach, of any of the terms and conditions of such Notes or any other provisions of this Indenture in any manner which does not adversely affect the interest of the Holders of the Notes in any material respect;

(ix) appointing a successor trustee in accordance with the terms of this Indenture;

(x) providing for the issuance of any Additional Notes as permitted under this Indenture; or

(xi) making modifications or amendments in order to increase the size of the Series XVIII Notes Approvals.

(b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but neither of the Trustee nor any Agent shall be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own or any such Agent’s own rights, duties or immunities under this Indenture or otherwise; provided, however, that no supplemental indenture shall amend, modify or supplement the rights, duties or immunities of any Agent unless executed by such Agent.

(c) Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

(d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.1, the Company at its expense shall give notice thereof to the Holders as specified in Section 12.4, and, if applicable, to the CNV, setting forth in general terms the substance of such supplemental indenture. If the

Company shall fail to give such notice to the Holders within 15 days after the execution of such supplemental indenture and a Responsible Officer of the Trustee shall have notice of such failure, the Trustee shall give notice to the Holders as provided in Section 12.4 at the expense of the Company. Any failure of the Company or the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.2. Supplemental Indentures With Consent of Holders.

(a) Without limiting the provisions of Section 7.1, the Company, when authorized by Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or of any supplemental indenture, of waiving future compliance or past Default by the Company, or of modifying in any manner the rights of the Holders of the Notes, with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding obtained in accordance with Article VI; provided that no such supplemental indenture and no such waiver shall, without the consent of each Holder of a Note adversely affected thereby:

(i) extend the due date for the payment of principal of, premium, if any, or any installment of interest on any such Note;

(ii) reduce the principal amount of, the portion of such principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption or repurchase of any such Note;

(iii) reduce the Company’s obligation to pay Additional Amounts on any such Note;

(iv) shorten the period during which the Company is not permitted to redeem any such Note, or permit the Company to redeem any such Note if, prior to such action, the Company is not permitted to do so;

(v) change the currency in which or the required places at which any such Note or the premium or interest thereon is payable;

(vi) reduce the percentage of the aggregate principal amount of such Notes necessary to modify, amend or supplement this Indenture or such Notes, or for waiver of compliance with certain provisions thereof or for waiver of certain Defaults;

(vii) reduce the percentage of aggregate principal amount of Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of such Notes at which a resolution is adopted;

(viii) modify any provisions of this Section 7.2 or Section 4.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note adversely affected thereby; or

(ix) impair the right to sue for enforcement of any payment in respect of any such Notes.

(b) Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.1 and upon the Trustee’s receipt of the documents required by Section 7.4, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or any Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or such Agent may in its discretion, but shall not be obligated to, enter into such supplemental indenture; provided, however, that no supplemental indenture shall amend, modify or supplement the rights, duties or immunities of any Agent unless executed by such Agent.

(c) It shall not be necessary for the consent of the Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, and it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.2, the Company at its expense shall give notice thereof to the Holders as provided in Section 12.4, and, if applicable, to the CNV, setting forth in general terms the substance of such supplemental indenture. If the Company shall fail to give such notice to the Holders within 15 days after the execution of such supplemental indenture and a Responsible Officer of the Trustee shall have notice of such failure, the Trustee shall give notice to the Holders as provided in Section 12.4 at the expense of the Company. Any failure of the Company or the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture with respect to the Notes of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4. Documents to Be Given to the Trustee. The Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel and English translations of any Board Resolution required pursuant to Section 7.2 as conclusive evidence that any supplemental indenture executed pursuant to this Article VII has been duly authorized by the Company, complies with the applicable provisions of this Indenture and is authorized or permitted by the terms of this Indenture.

SECTION 7.5. Notation on Notes in Respect of Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article VII may and shall, if required by the Company, bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company shall so determine, new Notes modified so as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company at its expense, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

SECTION 7.6. Conformity with Negotiable Obligations Law. Every supplemental indenture executed pursuant to this Article VII shall conform to the requirements of the Negotiable Obligations Law, as then in effect.

ARTICLE VIII

MERGER, CONSOLIDATION, SALE OR CONVEYANCE

SECTION 8.1. Company May Consolidate, etc. on Certain Terms.

(a) The Company will not merge or consolidate with or into, or convey, transfer or lease its properties substantially as an entirety or substantially an entirety (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether in one transaction or a series of transactions, to any Person, unless immediately after giving effect to such transaction,

(i) no Default or Event of Default shall have occurred and be continuing;

(ii) either (A) the Company is the continuing Person or (B) any Person formed by any such merger or consolidation or the Person which acquires by conveyance or transfer, or which leases such properties and assets (other than the Company) (the “Successor Person”) is a corporation organized and validly existing under the laws of Argentina, the United States of America, any state thereof or the District of Columbia or any member country of the Organization for Economic Cooperation and Development and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of principal, interest and premium, if any, and Additional Amounts, if any, that may result due to withholding by any jurisdiction in which such Successor Person is organized or any political subdivision or taxing authority thereof (and, for purposes of the payment of Additional Amounts, references in Section 2.7 to Argentina or Argentine Taxes shall be deemed also to include such jurisdiction and taxes imposed thereby), on all of the Notes according to their terms, and the due and punctual performance of all of the Company’s other covenants and obligations under this Indenture and Notes;

(iii) the Successor Person (except in the case of leases), if any, succeeds to and becomes substituted for the Company with the same effect as if it had been named in the Notes and this Indenture as the Company;

(iv) immediately after giving effect to the transaction on a pro forma basis, either (A) the Company or the Successor Person could Incur at least U.S.$1.00 of Indebtedness under Section 3.5(a) or (B) the Interest Coverage Ratio and the Net Leverage Ratio of the Company or the Successor Person is better than the Interest Coverage Ratio and the Net Leverage Ratio, as the case may be, of the Company without giving effect to the transaction; and

(v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to such merger, consolidation, conveyance, or transfer and the execution of such supplemental indenture (if any) have been satisfied and such merger, consolidation, conveyance, or transfer and the execution of such supplemental indenture (if any) is authorized or permitted by this Indenture, provided that clauses (i), (ii), (iv) and (v) do not apply to (A) the consolidation, amalgamation or merger of the Company with or into a Restricted Subsidiary or (B) the consolidation, amalgamation or merger of a Restricted Subsidiary with or into the Company.

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.1. Satisfaction and Discharge of Indenture. If at any time:

(a) (i) the Company shall have paid or caused to be paid the principal of and interest on all the Notes (and Additional Amounts, if any), Outstanding hereunder (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable,

(ii) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.9), or

(iii) (x) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (y) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Sections 9.3 or 9.4) sufficient to pay at maturity or upon redemption all Notes (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.10 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest (and Additional Amounts, if any) due or to become due on or prior to such date of maturity or redemption, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes; and

(c) the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee certifying that all conditions precedent to the satisfaction and discharge of this Indenture have been satisfied;

then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon (and Additional Amounts, if any), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, protections, indemnities, obligations and immunities of the Trustee, each of the Agents and the Representative of the Trustee in Argentina under this Indenture (including Sections 1.2, 5.6, 5.12, 5.13 and 11.5) and the obligations of the Company with respect thereto and (v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of the Company, and at the cost and expense of the Company, shall execute instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Notes to receive amounts in respect of principal of and interest on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred (including reasonable fees and expenses of counsel) and to compensate the Trustee for any services thereafter rendered by the Trustee in accordance with the terms of this Indenture or the Notes.

SECTION 9.2. Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (and Additional Amounts, if any); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

SECTION 9.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon written demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

(a) Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest or any other amounts payable on or in respect of any Note (and Additional Amounts, if any) and not applied but remaining unclaimed for two years after the date upon which such principal or interest or other amounts have become due and payable will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company upon written request by the Trustee or such Paying Agent upon request, and the Holder of such Note will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies will thereupon cease.

(b) All claims against the Company for the payment of principal of or interest or any other amounts payable on or in respect of any Note (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or a shorter period if provided by applicable law.

ARTICLE X

REDEMPTION

SECTION 10.1. Optional Redemption with a Make-Whole Premium. At any time prior to the First Call Date, the Company may on any one or more occasions redeem any of the Notes (including any Additional Notes issued after the Issue Date) in whole or in part, at its option, at a “make-whole” redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes are called on the First Call Date at the redemption price set forth in Section 10.2 below on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

SECTION 10.2. Optional Redemption without a Make-Whole Premium. At any time and from time to time on or after the First Call Date, the Company may, at its option, redeem the Notes, in whole or in part, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon (including Additional Amounts), if any, to, but not including, the applicable redemption date, if redeemed during the 12 month-period beginning on October 16 of the years indicated below:

Year	Redemption Price
2027	103.938%
2028	101.969%
2029 and after	100.000%

SECTION 10.3. Optional Redemption with Proceeds of Equity Offerings.

(a) At any time, or from time to time, on or prior to the First Call Date, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of Outstanding Notes (including any Additional Notes) at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest (including Additional Amounts), if any, to, but not including, the redemption date; provided that:

(i) Notes in an aggregate principal amount equal to at least 65% of the aggregate principal amount of Notes (including any Additional Notes) remain Outstanding immediately after the occurrence of such redemption; and

(ii) the redemption must occur not more than 90 days after the date of the closing of such Equity Offering.

(b) Notice of any redemption upon an Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

SECTION 10.4. Optional Redemption for Taxation Reasons. If, at any time subsequent to the Issue Date, as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision thereof or of any authority therein or thereof having power to tax, or as a result of any change in the application, administration or official interpretation of such laws or regulations (including the holding of a court of competent jurisdiction), the Company becomes obligated to pay any Additional Amounts as provided under Section 2.7 and the Company determines in good faith that such obligation cannot be avoided by taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at its option, at any time at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including Additional Amounts), if any, to (but not including) the redemption date. The Company will also pay to the Holders of the Notes on the redemption date any Additional Amounts which are then payable. In order to effect a redemption of the Notes pursuant to this Section 10.4, the Company will be required to deliver to the Trustee at least 25 days prior to the redemption date (i) an Officer’s Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case, it shall be conclusive and binding for the Holders. No notice of redemption pursuant to this Section 10.4 may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

SECTION 10.5. Optional Redemption Following a Change of Control Offer. In the event that Holders of not less of 90% of the aggregate amount of the Notes being repurchased accept a Change of Control Offer and the Company (or a third party making the Change of Control Offer) purchases all of the Notes held by such Holders, the Company will have the right to, within 30 days following the Change of Control Payment Date, redeem all of the Notes that remain Outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain Outstanding to, but excluding, the date of redemption.

SECTION 10.6. Notice of Redemption; Deposit of Redemption Price; Effect of Redemption.

(a) In the case of a redemption of Notes pursuant to Sections 10.1 through Section 10.5, notice of any redemption shall be delivered by the Company to each Holder of any Note to be redeemed in accordance with Section 12.4, in each case, at least 10 but not more than 60 days before the redemption date. Any notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

(b) All notices of redemption shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) the name and address of the Paying Agent(s);

(iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price;

(v) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment in accordance with the terms of this Indenture, interest on Notes called for redemption ceases to accrue on the redemption rate;

(vi) the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(vii) the CUSIP or ISIN number, if any; and

(viii) if a redemption is subject to the satisfaction of one or more conditions precedent, a description of each such condition.

(c) At the Company’s election and at its written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least five Business Days prior to the date when the notice of redemption is to be sent to the Holders (unless a shorter notice period shall be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and providing the form of the notice of redemption to Holders.

(d) No later than one Business Day prior to each redemption date, the Company shall deposit with the Principal Paying Agent U.S. dollars in immediately available funds sufficient to pay the redemption price of and accrued interest on the Notes.

(e) Notice of redemption having been given in accordance with this Section 10.6 the Notes shall, subject to the satisfaction of any conditions specified in the notice of redemption, on the redemption date, become due and payable at the applicable redemption price (together with accrued interest, if any, to, but excluding, the redemption date), and from and after such date (except in the event of a default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest so long as the Company has deposited with the Trustee or a Paying Agent U.S. Dollars in immediately available funds in satisfaction of the redemption price and the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Installments of interest whose Interest Payment Date is on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Regular Record Dates according to their terms. For the avoidance of doubt, in no event shall the Trustee be responsible for the determination of any redemption price payable pursuant to this Article X.

SECTION 10.7. Partial Redemptions. If fewer than all of the Notes are being redeemed, selection of Certificated Notes for redemption will be made, to the extent permitted under applicable law and securities exchange rules, on a pro rata basis, by lot or by using any other method that the Trustee deems fair and appropriate, or in the case of Global Notes, Notes shall be selected for redemption in compliance with DTC procedures and requirements, in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof. In the case of Certificated Notes, upon surrender of any Certificated Note redeemed in part, the Holder will receive a new Certificated Note equal in principal amount to the unredeemed portion of the surrendered Certificated Note. In the case of a Global Note, appropriate adjustments to the amount and beneficial interests in the Global Note will be made as necessary.

ARTICLE XI

DEFEASANCE

SECTION 11.1. The Company’s Option to Effect Total Defeasance or Partial

Defeasance. The Company may at its option, by written notice executed by an Authorized Person of the Company delivered to the Trustee, elect to have either Section 11.2 or Section 11.3 applied the Notes, in each case upon compliance with the conditions set forth below in this Article XI.

SECTION 11.2. Total Defeasance. If the Company shall exercise the option provided in Section 11.1 to have this Section 11.2 apply with respect to all Outstanding Notes, the Company shall be deemed to have been discharged from all its obligations with respect to the Notes on the date the conditions set forth in Section 11.4 with respect to such total defeasance are satisfied with respect to such Notes (hereinafter, “total defeasance” or “legal defeasance”). For this purpose, “total defeasance” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, upon the written request of the Company, shall execute instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders to receive payments in respect of the principal of and interest on the Notes (including any Additional Amounts) when such payments are due;

(b) the Company’s obligations with respect to such Notes concerning registration of transfer and exchange Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,

(c) the rights, powers, immunities and indemnities of the Trustee and the Agents as described hereunder and the obligations of the Company in connection therewith; and

(d) this Article XI.

Subject to compliance with this Article XI, the Company may exercise its option under Section 11.1 to have this Section 11.2 apply to the Notes notwithstanding the prior exercise of its option under Section 11.1 to have Section 11.3 apply to such Notes.

SECTION 11.3. Partial Defeasance. Upon the Company’s exercise of the option provided in Section 11.1 to have this Section 11.3 applied to all the Outstanding Notes: (i) the Company shall be released from its obligations under Sections 3.4 through 3.8, Section 3.10 and Section 3.16, so that any failure to comply with such obligations will not constitute an Event of Default (hereinafter, “partial defeasance” or “covenant defeasance”). For this purpose, “partial defeasance” means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section to the extent specified above, whether directly or indirectly by reason of any reference elsewhere herein or in the Notes to any such paragraph or by reason of any reference in any such paragraph to any other provision herein or in the Notes or in any other document, but the remainder of the Company’s obligations shall be unaffected thereby.

SECTION 11.4. Conditions to Total Defeasance and Partial Defeasance. The following shall be the conditions to application of either Section 11.2 or Section 11.3 to any Notes:

(a) the Company shall irrevocably have deposited or caused to be deposited with a trustee, who may be the Trustee and who shall agree to comply with the provisions of this Article XI applicable to it (the “Defeasance Trustee”), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, U.S. dollars and/or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (and Additional Amounts, if any) in respect of the Notes then Outstanding on the Stated Maturity of the Notes;

(b) the Company shall have delivered to the Trustee a certificate from a firm of an internationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without re-investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(c) in the case of an election to have Section 11.2 apply to such Notes, the Company shall have delivered to the Defeasance Trustee and the Trustee opinions of (A) independent U.S. counsel of nationally recognized standing experienced in such tax matters stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and total defeasance and shall be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and total defeasance had not occurred and (B) independent Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the Holders of such Notes will not recognize income, gain or loss for Argentine federal income tax purposes as a result of such deposit and total defeasance and will be subject to Argentine federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred;

(d) in the case of an election to have Section 11.3 apply to such Notes, the Company shall have delivered to the Defeasance Trustee and the Trustee opinions of independent U.S. and Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the Holders of such Notes will not recognize income, gain or loss for U.S. or Argentine, as the case may be, federal income tax purposes as a result of such deposit and partial defeasance and will be subject to U.S. or Argentine, as the case may be, federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and partial defeasance had not occurred;

(e) no Event of Default under such Notes or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing on the date of such deposit or at any time on or prior to the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until such 123rd day);

(f) such total defeasance or partial defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, and the Company shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to that effect;

(g) the Company shall have delivered to the Trustee and the Defeasance Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent relating to either the total defeasance under Section 11.2 or the partial defeasance under Section 11.3, as the case may be, have been complied with;

(h) the Company shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the U.S. Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Consolidated Laws, Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, assuming such trust funds remained in the possession of the Defeasance Trustee prior to such court ruling to the extent not paid to Holders, the Defeasance Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the U.S. Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute;

(i) the Company shall have delivered to the Trustee an Officer’s Certificate to the effect that such Notes, if then listed on any securities exchange, will not be delisted by such exchange as a result of such deposit; and

(j) the Company shall have paid the Trustee, the Agents and the Representative of the Trustee in Argentina all amounts outstanding to the Trustee, the Agents and the Representative of the Trustee in Argentina (which shall include the reasonable fees and expenses of counsel) in connection with defeasance or otherwise.

SECTION 11.5. Deposit in Trust; Miscellaneous.

(a) All money or U.S. Government Obligations (including the proceeds thereof) deposited with the Defeasance Trustee pursuant to Section 11.4 in respect of any Notes shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Defeasance Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest (and Additional Amounts, if any), and such money shall be segregated from other funds. Any money deposited with the Defeasance Trustee for the payment of the principal of or interest on (and Additional Amounts, if any) any such Note and remaining unclaimed for two years after such principal or interest has become due and payable shall, upon the Company’s written request, be paid to the Company; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Defeasance Trustee with respect to such trust money shall thereupon cease.

(b) The Company shall pay and indemnify the Trustee and the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against any U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations deposited pursuant to this Article XI.

(c) Anything in this Article XI to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money held by it on behalf of the Company as provided in Section 11.4 which, in the opinion of a firm of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent total defeasance or partial defeasance.

SECTION 11.6. Reinstatement. If the Defeasance Trustee is unable to apply any money in accordance with Section 11.2 or 11.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then all the obligations of the Company under this Indenture and the Notes with respect to which such money was deposited shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Defeasance Trustee is permitted to apply all such money in accordance with Section 11.2 or 11.3; provided that if the Company makes any payment of principal of or any interest on (and Additional Amounts, if any) any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holder of such Note to receive such payment from the money held by the Defeasance Trustee and the Defeasance Trustee shall promptly make such payment to the Company.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Shareholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes; provided that under Section 34 of the Negotiable Obligations Law, the directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Holders arising from any violation of the Negotiable Obligations Law.

SECTION 12.2. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

SECTION 12.3. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 12.4. Notices and Demands on Company, Trustee and Holders.

(a) All notices under this Indenture or with respect to the Notes shall be in English and in writing. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company shall be sufficient for every purpose hereunder if given or served by hand, facsimile transmission or by mail or courier addressed (until another address of the Company is filed by the Company with the Trustee) to YPF Energía Eléctrica S.A., Macacha Güemes 515, City of Buenos Aires, Argentina, Attention: Maria de los Milagros Grande; Antonio Fermin Principe. Any notice, direction, request or demand by the Company or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if in writing and given or made at the Corporate Trust Office by hand, facsimile transmission or by mail or courier. Any notice, direction, request or demand to or upon the Representative of the Trustee in Argentina shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if in writing and given or made at the address set forth in Section 3.2(c)(i) by hand, facsimile transmission or by mail or courier.

(b) All notices regarding the Notes will be deemed to have been validly given to the Holders of the Notes (i) for Certificated Notes, if sent by first class mail to them (or, in the case of joint Holders, to the first-named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth Business Day after the date of such mailing, and (ii) for Global Notes, if sent to DTC, in accordance with its applicable procedures. For so long as the Notes are listed on the MAE, the Company shall cause notices to Holders of such Notes to be published in the online Bulletin of the MAE. For so long as any Notes are listed on the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of such exchange so require, the Company will publish all notices to Holders in English via the website of the Luxembourg Stock Exchange at http://www.luxse.com, provided that such method of publication satisfies the rules of such exchange.

(c) In addition, the Company shall be required to cause all such other publications of such notices as may be required from time to time by applicable law of Argentina. Any and all notices required to be delivered to the CNV shall be the sole responsibility of the Company.

(d) Any aforementioned notice to the Company (a) if sent by courier to the Company as provided above shall be deemed to have been given, made or served on the day on which the courier confirms delivery to the address specified above, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Section 12.4, and (c) if given by publication, or by mail, as provided above.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f) Except as otherwise provided herein or in the Notes, the Company agrees to give the Trustee the English text of any notice that the Company is required to provide to the Holders pursuant hereto and to the Notes.

(g) In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of the Trustee, impracticable to mail or publish notice to the Company and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

(h) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the Notes and delivered using the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”) provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 12.5. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein.

(a) Upon any application or demand by or on behalf of the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company may be required by the Trustee to furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished. Each such certificate or opinion shall comply with any other requirements set forth in this Indenture.

(b) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer of officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

(c) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include substantially:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(d) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

(e) Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(f) The Trustee shall make available to any Holder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Company pursuant to this Indenture or the Notes; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

SECTION 12.6. Governing Law; Consent to Jurisdiction; Waiver of Immunity; Currency Indemnity.

(a) This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, all matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, and certain matters related to meetings of Holders, including quorums, majorities, and requirements for convocation, shall be governed by the Negotiable Obligations Law, the Argentine General Companies Law and/or other applicable Argentine laws and regulations.

(b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, of any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Tribunal de Arbitraje del MAE or the permanent arbitration tribunal from the market in Argentina in which the Notes are listed, under the provisions of Article 46 of Argentine Law No. 26,831, and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Indenture or the Notes. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which the Company may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby agrees that final judgment in any such suit, action or proceeding brought in such court will be conclusive and binding upon it and may be enforced in any court in the jurisdiction to which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified herein.

(c) The Company acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Indenture or the Notes. The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

(d) The Company agrees that, service of all writs, claims, process and summonses in any legal action or proceeding described above against it in the State of New York may be made upon Cogency Global Inc. (the “Process Agent”) at 122 East 42nd Street, 18th Floor, New York, New York 10168, and the Company irrevocably appoints the Process Agent as its agent and true and lawful attorneys-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses. The Company agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

SECTION 12.7. Currency Indemnity.

(a) The Notes are being issued under an international debt issuance transaction in which the specification of U.S. dollars and payment in New York City is of the essence, and the Company’s obligations under the Notes and this Indenture to the Trustee and the Holders of the Notes to make payment in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the payee may in accordance with normal banking procedures purchase U.S. dollars in the amount originally due with the judgment currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes and this Indenture in U.S. dollars into another currency (in this Section 12.7 called the “judgment currency”), the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. dollars in New York, New York with the judgment currency on the Business Day immediately preceding the day on which such judgment is rendered. The Company’s obligation in respect of any such sum due under the Notes and this Indenture shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the relevant payee of any sum adjudged to be due under the Notes and this Indenture in the judgment currency the relevant payee may, in accordance with normal banking procedures, purchase and transfer dollars to New York City with the amount of the judgment currency so adjudged to be due (giving effect to any set-off or counterclaim taken into account in rendering such judgment). Accordingly, the Company hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify each of the Holders of the Notes and the Trustee against, and to pay on demand, in U.S. dollars, the amount by which the sum originally due to the Holders of the Notes or the Trustee in U.S. dollars under the Notes and this Indenture exceeds the amount of the U.S. dollars so purchased and transferred.

(b) In the event that, on any payment date, any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company will seek to pay all amounts payable under the Notes in U.S. dollars either (i) by purchasing at market price securities of any series of U.S. dollar denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina for the U.S. dollars, to the extent permitted by applicable law, or (ii) by means of any other reasonable means permitted by law in Argentina, in each case, on such payment date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

(c) Nothing in the Notes and this Indenture shall impair any of the rights of the Holders of the Notes or the Trustee or justify the Company in refusing to make payments under the Notes and this Indenture in U.S. dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. dollars in Argentina by any means becoming more onerous or burdensome for the Company than as of the date hereof and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date hereof. The Company waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles).

(d) In addition, pursuant to Section 4 of the Negotiable Obligations Law as amended by the Productive Financing Law, Section 765 of the Argentine Civil and Commercial Code, if reverted, the amendments introduced by Decree No. 70/2023 shall not apply in connection with payments under the Notes.

SECTION 12.8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.9. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because its conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Indenture invalid, inoperative or unenforceable to any extent whatsoever.

SECTION 12.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 12.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience, only and shall not affect the construction hereof.

[Signature Page Follows]

YPF ENERGÍA ELÉCTRICA S.A., as Issuer

By:	/s/ Pedro Keaney
Name:	Pedro Keaney
Title:	Attorney-in-fact

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Co- Registrar, Principal Paying Agent and Transfer Agent

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to the Indenture]

BANCO SANTANDER ARGENTINA S.A., as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina

By:	/s/ Gaston F. Lopez
Name:	Gaston F. Lopez
Title:	Head Global Transaction Banking Argentina

By:	/s/ Mariano Urquiola
Name:	Mariano Urquiola
Title:	Head Corporate & Investment Banking Argentina

[Signature Page to the Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

YPF ENERGÍA ELÉCTRICA S.A.

YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina on July 5, 2013, with a term of duration of 99 years, and registered on the Public Registry of Commerce of the City of Buenos Aires (Inspección General de Justicia) on August 26, 2013 under No. 16,440, Book No. 65, Volume - of Sociedades por Acciones, with domicile at Macacha Güemes N° 515, 3rd Floor (C1106BKK), Autonomous City of Buenos Aires, Argentina (the “Company”, which term includes any successor under the Indenture hereinafter referred to).

[RULE 144A/ REGULATION S] GLOBAL NOTE

representing

7.875% SENIOR NOTES DUE 2032

UNLESS (1) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO YPF ENERGÍA ELÉCTRICA S.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

[INCLUDE FOR A RULE 144A GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER AND ITS SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER

THE SECURITIES ACT, OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.]

[INCLUDE FOR A REGULATION S GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

YPF ENERGÍA ELÉCTRICA S.A.

7.875% Senior Notes due 2032

[If the Note is a Rule 144A Global Note, insert:

Series: XVIII

CUSIP: 98424M AB9

ISIN: US98424MAB90

Common Code: 292338333]

[If the Note is a Regulation S Global Note, insert:

Series: XVIII

CUSIP: P9897P AS3

ISIN: USP9897PAS31

Common Code: 292337906]

No. [R-[ ]][S-[ ]]	US$[ ]

The Company, for value received, hereby promises to pay CEDE & CO., or its registered assigns, the principal sum of [ ] UNITED STATES DOLLARS (US$[ ]) (or such other amount as indicated on the Schedule of Increases and Decreases in Global Note attached hereto) in three consecutive annual installments on each of the payment dates specified in the table below. Scheduled principal payments on the Notes on each specified payment date shall be in an amount equal to the percentage of the principal amount of the Notes set forth below opposite to the applicable payment date:

33% October 16, 2030

33% October 16, 2031

34% October 16, 2032

In the case of any partial redemption or repurchase of the Notes, the reduction in the principal balance of the Notes will be applied to reduce the remaining scheduled payment of installments of principal on a pro rata basis. The foregoing percentages shall be adjusted pro rata upon the issuance of Additional Notes.

Interest Rate: 7.875% per annum.

Interest Payment Dates: April 16 and October 16, commencing on April 16, 2025. Regular Record Dates: April 1 or October 1 immediately the relevant Interest Payment

Date (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Copies of the Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires, as specified in the Indenture. The Holder of this Global Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture applicable to it.

The Notes are of a series designated as the “7.875% Senior Notes due 2032” of the Company, issued in an initial aggregate principal amount of U.S.$420,000,000.

This Global Note will qualify as an obligación negociable simple no convertible en acciones under the Argentine Negotiable Obligations Law No. 23,576, as amended by Argentine Law No. 23,962 (the “Negotiable Obligations Law”) and will be entitled to the benefits set forth therein and subject to the procedural requirements established therein and in Argentine Law No. 26,831 and the applicable regulations of the CNV.

The Notes will constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, all matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, and certain matters relating to meetings of Holders, including quorums, majorities and requirements for calling, shall be governed by the Negotiable Obligations Law, together with Argentine General Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, YPF ENERGÍA ELÉCTRICA S.A. has caused this Global Note to be duly executed.

YPF ENERGÍA ELÉCTRICA S.A.

By:
Name:
Title: Director

By:
Name:
Title: Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:
Date:

[REVERSE OF NOTE]

YPF ENERGÍA ELÉCTRICA S.A.

7.875% Senior Notes due 2032

1.	General

The Notes (herein called the “Notes”) are issued under an Indenture dated as of October 16, 2024 (the “Indenture”), among YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent,” and together with any other paying agents appointed by the Company in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), and Banco Santander Argentina S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. Section references made herein are to the corresponding sections of the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Company may, without the consent of the Holders of the Notes, issue additional Notes (“Additional Notes”) under the Indenture having the same terms and conditions in all respects as the Initial Notes, except for the issue date, the issue price and, if applicable, the initial Interest Payment Date; provided that (i) no Default or Event of Default shall have occurred and then be continuing or shall occur as a result of such additional issuance, (ii) such Additional Notes shall rank pari passu and have equivalent terms and benefits as the Outstanding Notes and (iii) any issuance of Additional Notes will be subject to Article III of the Indenture, including Section 3.5; provided, further, that Additional Notes may not bear the same CUSIP number, ISIN number or other identifying number as the Initial Notes, unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Any Additional Notes will constitute a single class with the previously Outstanding Notes for all purposes under the Indenture, and will vote together as one class on all matters with respect to the previously Outstanding Notes.

2.	Principal and Interest

The Company promises to pay the principal of this Note in three consecutive annual installments on each of the payment dates specified in the table below. Scheduled principal payments on the Notes on each specified payment date shall be in an amount equal to the percentage of the principal amount of the Notes set forth below opposite to the applicable payment date:

33% October 16, 2030

33% October 16, 2031

34% October 16, 2032 (the “Stated Maturity”).

In the case of any partial redemption or repurchase of the Notes, the reduction in the principal balance of the Notes will be applied to reduce the remaining scheduled payment of installments of principal on a pro rata basis. The foregoing percentages shall be adjusted pro rata upon the issuance of Additional Notes.

The Notes will accrue interest at a rate equal to 7.875% per annum. Interest will be payable semi-annually in arrears on each of April 16 and October 16, commencing on April 16, 2025 (each, an “Interest Payment Date”) until the principal of the Notes is paid on or prior to the Stated Maturity.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date to, but excluding, the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest (and principal and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) shall be paid in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase shall be paid to the Person to whom principal will be payable; provided, further, that if and to the extent the Company defaults in the payment of the interest, and Additional Amounts, if any, due on such Interest Payment Date, such defaulted interest, and Additional Amounts, if any, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by the Company by notice given in accordance with Section 12.4 of the Indenture by or on behalf of the Company to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest.

Payment of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Note at the Stated Maturity or upon acceleration, redemption or repurchase shall be made in immediately available funds to the Person whose name such Note is registered upon presentation (and, if the final payment of principal, surrender) of such Note at the Corporate Trust Office in the Borough of Manhattan, New York City, the office of the Paying Agent located in the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

Payments of interest on any Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

3.	Redemption and Repurchase; Additional Amounts; Discharge Prior to Redemption or Maturity

This Note shall be redeemable at the option of the Company under certain circumstances described in Section 10.1 through Section 10.3 and Section 10.5 of the Indenture. This Note may be redeemable for tax reasons as described in Section 10.4 of the Indenture.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a Holder receives, after applicable withholding tax, will equal the amount that the Holder would have received if no withholding tax had been applicable, to the extent described in Section 2.7 of the Indenture.

If the Company irrevocably deposits with the Trustee money and/or U.S. Government Obligations sufficient without consideration of any reinvestment to pay the then Outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances terminate certain or all of its obligations under the Indenture and the Notes.

4.	Denominations

The Notes will be issued in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

5.	Defaults and Remedies

If an Event of Default (other than an Event of Default specified in clauses (h), (i), (j) or (k) of Section 4.1 of the Indenture) occurs and is continuing, with respect to the Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and any accrued interest and Additional Amounts shall become immediately due and payable. If an Event of Default specified in clauses (h), (i), (j) or (k) of Section 4.1 of the Indenture occurs, the principal and any accrued interest and Additional Amounts on all the Notes then Outstanding shall become immediately due and payable without any action by the Trustee or any Holder; provided that after such acceleration, an affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of such declaration of acceleration; and (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances (including legal fees and expenses) in accordance with Section 5.6 of the Indenture. No rescission shall affect any subsequent Default or impair any rights relating thereto.

6.	Amendment and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding. The Company and the Trustee may, without the vote or consent of any Holder of Notes, modify or amend the Indenture or the Notes for, among other things, the purpose of making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in the Indenture or in the Notes, to the extent such modification, correction or supplement does not adversely affect the interest of the Holders of the Notes in any material respect.

7.	Authentication

This Note is not valid until the Trustee (or authenticating agent) signs the certificate of authentication hereon by manual, electronic and/or facsimile signature.

8.	Governing Law

This Global Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, all matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, and certain matters relating to meetings of Holders, including quorums, majorities and requirements for calling, shall be governed by the Negotiable Obligations Law, together with Argentine General Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

FORM OF TRANSFER

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

this Note and all rights thereunder, hereby irrevocably constituting and appointing               attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.

Date:

Signed:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

FORM OF TRANSFER

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

Insert Taxpayer Identification No.:

this Note and all rights thereunder, hereby irrevocably constituting and appointing             attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date that is one-year (or six months if the Company complies with Rule 144 (d) (1) of the Securities Act) after the Issue Date of this Note (provided that the Company or any affiliate of the Company has not acquired this Note during such one-year (or six months if the Company complies with Rule 144 (d) (1) of the Securities Act)), the undersigned confirms that without utilizing any general advertising or general solicitation:

(check one)

☐

(a) This Note is being transferred pursuant to the exception from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 144A thereunder (“Rule 144A”) and, upon registration of such transfer, each beneficial owner of this Note will be a “qualified institutional buyer” (as defined in Rule 144A), and each such person has been advised that this Note is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A; or

☐

(b) This Note is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and the address of the person in whose name this Note is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

☐	(c) This Note is being transferred to a Dealer or to the Company; or

☐

(d) This Note is being transferred other than in accordance with (a), (b) or (c) above, and documents are being furnished to the Trustee or the transfer agent which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

Date:

Signed:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SCHEDULE A

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

Date of Increase or Decrease	Amount of Increase in Principal Amount of this Global Note	Amount of Decrease in Principal Amount of this Global Note	Principal Amount of this Global Note Following Increase or Decrease	Notation made on behalf of the Trustee by

EXHIBIT B

FORM OF CERTIFICATED NOTE

YPF ENERGÍA ELÉCTRICA S.A.

YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina on July 5, 2013, with a term of duration of 99 years, and registered on the Public Registry of Commerce of the City of Buenos Aires (Inspección General de Justicia) on August 26, 2013 under No. 16,440, Book No. 65, Volume - of Sociedades por Acciones, with domicile at Macacha Güemes N° 515, 3rd Floor (C1106BKK), Autonomous City of Buenos Aires, Argentina (the “Company”, which term includes any successor under the Indenture hereinafter referred to).

CERTIFICATED NOTE

representing

7.875% SENIOR NOTES DUE 2032

[INCLUDE FOR A CERTIFICATED NOTE SOLD IN RELIANCE UPON RULE 144A (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER AND ITS SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.]

[INCLUDE FOR A CERTIFICATED NOTE SOLD IN RELIANCE UPON REGULATION S (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER

SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

YPF ENERGÍA ELÉCTRICA S.A.

7.875% Senior Notes due 2032

No. [ ]	US$[ ]

The Company, for value received, hereby promises to pay CEDE & CO., or its registered assigns, the principal sum of [ ] UNITED STATES DOLLARS (US$[ ]) (or such other amount as indicated on the Schedule of Increases and Decreases in Global Note attached hereto) in three consecutive annual installments on each of the payment dates specified in the table below. Scheduled principal payments on the Notes on each specified payment date shall be in an amount equal to the percentage of the principal amount of the Notes set forth below opposite to the applicable payment date:

33%	October 16, 2030

33%	October 16, 2031

34%	October 16, 2032

In the case of any partial redemption or repurchase of the Notes, the reduction in the principal balance of the Notes will be applied to reduce the remaining scheduled payment of installments of principal on a pro rata basis. The foregoing percentages shall be adjusted pro rata upon the issuance of Additional Notes.

Interest Rate: 7.875% per annum.

Interest Payment Dates: April 16 and October 16, commencing on April 16, 2025.

Regular Record Dates: April 1 or October 1 immediately the relevant Interest Payment Date (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Copies of the Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires, as specified in the Indenture. The Holder of this Certificated Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture applicable to it.

The Notes are of a series designated as the “7.875% Senior Notes due 2032” of the Company, issued in an initial aggregate principal amount of U.S.$420,000,000.

This Global Note will qualify as an obligación negociable simple no convertible en acciones under the Argentine Negotiable Obligations Law No. 23,576, as amended by Argentine Law No. 23,962 (the “Negotiable Obligations Law”) and will be entitled to the benefits set forth therein and subject to the procedural requirements established therein and in Argentine Law No. 26,831 and the applicable regulations of the CNV.

The Notes will constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (or authenticating agent) by manual signature of one of its authorized signatories, this Certificated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Certificated Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, all matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, and certain matters relating to meetings of Holders, including quorums, majorities and requirements for calling, shall be governed by the Negotiable Obligations Law, together with Argentine General Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, YPF ENERGÍA ELÉCTRICA S.A. has caused this Certificated Note to be duly executed.

YPF ENERGÍA ELÉCTRICA S.A.

By:
Name:
Title: Director

By:
Name:
Title: Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:
Date:

[REVERSE OF NOTE]

YPF ENERGÍA ELÉCTRICA S.A.

7.875% Senior Notes due 2032

1.	General

The Notes (herein called the “Notes”) are issued under an Indenture dated as of October 16, 2024 (the “Indenture”), among YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent,” and together with any other paying agents appointed by the Company in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), and Banco Santander Argentina S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Company may, without the consent of the Holders of the Notes, issue additional Notes (“Additional Notes”) under the Indenture having the same terms and conditions in all respects as the Initial Notes, except for the issue date, the issue price and, if applicable, the initial Interest Payment Date; provided that (i) no Default or Event of Default shall have occurred and then be continuing or shall occur as a result of such additional issuance, (ii) such Additional Notes shall rank pari passu and have equivalent terms and benefits as the Outstanding Notes and (iii) any issuance of Additional Notes will be subject to Article III of the Indenture, including Section 3.5; provided, further, that Additional Notes may not bear the same CUSIP number, ISIN number or other identifying number as the Initial Notes, unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Any Additional Notes will constitute a single class with the previously Outstanding Notes for all purposes under the Indenture, and will vote together as one class on all matters with respect to the previously Outstanding Notes.

2.	Principal and Interest

The Company promises to pay the principal of this Note in three consecutive annual installments on each of the payment dates specified in the table below. Scheduled principal payments on the Notes on each specified payment date shall be in an amount equal to the percentage of the principal amount of the Notes set forth below opposite to the applicable payment date:

33%	October 16, 2030

33%	October 16, 2031

34%	October 16, 2032 (the “Stated Maturity”).

In the case of any partial redemption or repurchase of the Notes, the reduction in the principal balance of the Notes will be applied to reduce the remaining scheduled payment of installments of principal on a pro rata basis. The foregoing percentages shall be adjusted pro rata upon the issuance of Additional Notes.

The Notes will accrue interest at a rate equal to 7.875% per annum. Interest will be payable semi-annually in arrears on each of April 16 and October 16, commencing on April 16, 2025 (each, an “Interest Payment Date”) until the principal of the Notes is paid on or prior to the Stated Maturity.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date to, but excluding, the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest (and principal and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) shall be paid in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase shall be paid to the Person to whom principal will be payable; provided, further, that if and to the extent the Company defaults in the payment of the interest, and Additional Amounts, if any, due on such Interest Payment Date, such defaulted interest, and Additional Amounts, if any, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by the Company by notice given in accordance with Section 12.4 of the Indenture by or on behalf of the Company to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest.

Payment of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Note at the Stated Maturity or upon acceleration, redemption or repurchase shall be made in immediately available funds to the Person whose name such Note is registered upon presentation (and, if the final payment of principal, surrender) of such Note at the Corporate Trust Office in the Borough of Manhattan, New York City, the office of the Paying Agent located in the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Notes to be made other than at the Stated Maturity or upon redemption or repurchase will be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) The Depository Trust Company or its nominee, as Holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (b) a Holder of at least U.S.$1,000,000 in aggregate principal or face amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States or Argentina as may have been appropriately designated by such Holder to the Trustee in writing no later than 15 days prior to the date such payment is due and, unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder.

Payments of interest on any Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

3.	Redemption and Repurchase; Additional Amounts; Discharge Prior to Redemption or Maturity

This Note shall be redeemable at the option of the Company under certain circumstances described in Section 10.1 through Section 10.3 and Section 10.5 of the Indenture. This Note may be redeemable for tax reasons as described in Section 10.4 of the Indenture.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a Holder receives, after applicable withholding tax, will equal the amount that the Holder would have received if no withholding tax had been applicable, to the extent described in Section 2.7 of the Indenture.

If the Company irrevocably deposits with the Trustee money and/or U.S. Government Obligations sufficient without consideration of any reinvestment to pay the then Outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances terminate certain or all of its obligations under the Indenture and the Notes.

4.	Denominations

The Notes will be issued in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

5.	Defaults and Remedies

If an Event of Default (other than an Event of Default specified in clauses (h), (i), (j) or (k) of Section 4.1 of the Indenture), occurs and is continuing, with respect to the Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and any accrued interest and Additional Amounts shall become immediately due and payable. If an Event of Default specified in clauses (h), (i), (j) or (k) of Section 4.1 of the Indenture occurs, the principal and any accrued interest and Additional Amounts on all the Notes then Outstanding shall become immediately due and payable without any action by the Trustee or any Holder; provided that after such acceleration, an affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes at the time

Outstanding may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of such declaration of acceleration; and (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances (including legal fees and expenses) in accordance with Section 5.6 of the Indenture. No rescission shall affect any subsequent Default or impair any rights relating thereto.

6.	Amendment and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding. The Company and the Trustee may, without the vote or consent of any Holder of Notes, modify or amend the Indenture or the Notes for, among other things, the purpose of making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in the Indenture or in the Notes, to the extent such modification, correction or supplement does not adversely affect the interest of the Holders of the Notes in any material respect.

7.	Authentication

This Note is not valid until the Trustee (or authenticating agent) signs the certificate of authentication hereon by manual, electronic and/or facsimile signature.

8.	Governing Law

This Certificated Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, all matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, and certain matters relating to meetings of Holders, including quorums, majorities and requirements for calling, shall be governed by the Negotiable Obligations Law, together with Argentine General Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

FORM OF TRANSFER

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

this Note and all rights thereunder, hereby irrevocably constituting and appointing                 attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.

Date:

Signed:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

FORM OF TRANSFER

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

Insert Taxpayer Identification No.:

this Note and all rights thereunder, hereby irrevocably constituting and appointing              attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date that is one-year (or six months if the Company complies with Rule 144 (d) (1) of the Securities Act) after the Issue Date of this Note (provided that the Company or any affiliate of the Company has not acquired this Note during such one-year (or six months if the Company complies with Rule 144 (d) (1) of the Securities Act)), the undersigned confirms that without utilizing any general advertising or general solicitation:

(check one)

☐	(a) This Note is being transferred pursuant to the exception from registration under the

U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 144A thereunder (“Rule 144A”) and, upon registration of such transfer, each beneficial owner of this Note will be a “qualified institutional buyer” (as defined in Rule 144A), and each such person has been advised that this Note is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A; or

☐

(b) This Note is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and the address of the person in whose name this Note is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

☐	(c) This Note is being transferred to a Dealer or to the Company; or

☐

(d) This Note is being transferred other than in accordance with (a), (b) or (c) above, and documents are being furnished to the Trustee or the transfer agent which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

Date:

Signed:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER

FROM RULE 144A GLOBAL NOTE TO REGULATION S

GLOBAL NOTE DURING THE DISTRIBUTION COMPLIANCE PERIOD

(Exchanges or Transfers pursuant to

Section 2.8(c)(i)(A) of the Indenture)

The Bank of New York Mellon,

as Trustee

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: Corporate Trust Administration

Re: YPF Energía Eléctrica S.A.

7.875% Senior Notes due 2032

Reference is hereby made to the Indenture dated as of October 16, 2024 (the “Indenture”), among YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), and Banco Santander Argentina S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$   in aggregate principal amount of the Company’s 7.875% Senior Notes due 2032 (the “Notes”) that represent a beneficial interest in the Rule 144A Global Note (CUSIP No. 98424M AB9, Common Code No. [●]; ISIN No. US98424MAB90) beneficially owned by the undersigned (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Note (CUSIP No. P9897P AS3; Common Code No. [●]; ISIN No. USP9897PAS31).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was prearranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

(3) no directed selling efforts have been made in contravention of the requirement of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable;

(4) the additional conditions set forth in Rule 903(b) or 904(b), as applicable, have been satisfied; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

To the extent applicable, the forms used in clauses (1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert name of Transferor]

By:
Name:
Title:

Dated:     , 20

EXHIBIT D

FORM OF CERTIFICATE FOR EXCHANGE

OR TRANSFER FROM RULE 144A

GLOBAL NOTE TO REGULATION S

GLOBAL NOTE AFTER THE DISTRIBUTION COMPLIANCE PERIOD

(Exchanges or Transfers pursuant to

Section 2.8(c)(i)(B) of the Indenture)

The Bank of New York Mellon,

as Trustee

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: Corporate Trust Administration

Re: YPF Energía Eléctrica S.A.

7.875% Senior Notes due 2032

Reference is hereby made to the Indenture dated as of October 16, 2024 (the “Indenture”), among YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), and Banco Santander Argentina S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$   in aggregate principal amount of the Company’s 7.875% Senior Notes due 2032 (the “Notes”) that represent a beneficial interest in the Rule 144A Global Note (CUSIP No. 98424M AB9, Common Code No. [●]; ISIN No. US98424MAB90) beneficially owned by the undersigned (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Note (CUSIP No. P9897P AS3; Common Code No. [●]; ISIN No. USP9897PAS31).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that:

(a) With respect to transfers made in reliance on Regulation S:

(1) The offer of the Notes was not made to a person in the United States;

D-1

(2) either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was prearranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

(3) no directed selling efforts have been made in contravention of the requirement of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable;

(4) the additional conditions set forth in Rule 903(b) or 904(b), as applicable, have been satisfied; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(b) With respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

To the extent applicable, the terms used in clauses (a)(1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert name of Transferor]

By:
Name:
Title:

Dated:     , 20

D-2

EXHIBIT E

FORM OF CERTIFICATE FOR EXCHANGE

OR TRANSFER FROM REGULATION S

GLOBAL NOTE TO RULE 144A GLOBAL NOTE

(Exchanges or Transfers pursuant to

Section 2.8(c)(i) of the Indenture)

The Bank of New York Mellon,

as Trustee

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: Corporate Trust Administration

Re: YPF Energía Eléctrica S.A.

7.875% Senior Notes due 2032

Reference is hereby made to the Indenture dated as of October 16, 2024 (the “Indenture”), among YPF Energía Eléctrica S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), The Bank of New York Mellon SA/NV, and Banco Santander Argentina S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$   in aggregate principal amount of the Company’s 7.875% Senior Notes due 2032 (the “Notes”) that represent a beneficial interest in the Regulation S Global Note (CUSIP No. 98424M AB9; Common Code No. [●]; ISIN No. US98424MAB90)

beneficially owned by the undersigned (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Rule 144A Global Note (CUSIP No. P9897P AS3, Common Code No. [●]; ISIN No. USP9897PAS31).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The transferee and any such account are “qualified institutional buyers” within the meaning of Rule 144A, and each such person has been advised that the Notes are being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A.

E-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert name of Transferor]

By:
Name:
Title:

Dated:     , 20

E-2